                           SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/X/  Preliminary Proxy Statement                        / / Confidential, for Use of the Commission
                                                            Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                EQUIFAX, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

Dear Shareholder:

The 1996 Annual Meeting of Shareholders of Equifax Inc. will be held in the Walter C. Hill Auditorium at the High Museum of Art, 1280 Peachtree Street, N.E., Atlanta, Georgia. The meeting is scheduled for 10:00 a.m. on Wednesday, May 1, 1996.

Information concerning the meeting, the nominees for the Board of Directors, and other pertinent information is set forth in the Proxy Statement which follows.

As is our custom, a brief report will be made at this meeting on highlights for the year 1995 as well as significant developments thus far in 1996. I sincerely hope that you will be able to attend this meeting and that I will have the opportunity to speak with you personally.

Please sign and return your proxy promptly, whether or not you plan to attend. Your vote is very important to the Company.

On behalf of the Officers and Directors, I wish to thank you for your interest in the Company and your confidence in its future.

Sincerely,


Chairman

Atlanta, Georgia
March ___, 1996




                            YOUR VOTE IS IMPORTANT.
             Please sign, date and return your proxy card promptly.

                                  EQUIFAX INC.

                          1600 Peachtree Street, N.W.
                                 P.O. Box 4081
                             Atlanta, Georgia 30302


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON MAY 1, 1996


NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Equifax Inc. will be held on May 1, 1996, at 10:00 a.m., local time, in the Walter C. Hill Auditorium at the High Museum of Art, 1280 Peachtree Street, N.E., Atlanta, Georgia, for the following purposes:

       (1) To elect six Directors of the Company, one to serve a term of one year and five to serve terms of three years;

       (2) To vote on a proposal to approve the amended Equifax Inc. 1988 Performance Share Plan for Officers;

       (3) To vote on a proposal to amend and restate the Company's Articles of Incorporation to increase the amount of authorized common stock;

       (4) To vote on a proposal to amend and restate the Company's Articles of Incorporation to authorize "blank check" preferred stock;

       (5) To vote on a proposal to amend and restate the Company's Articles of Incorporation to adopt the minimum shareholder vote required under current State of Georgia law;

       (6) To vote on a proposal to amend and restate the Company's Articles of Incorporation to modernize and conform to current State of Georgia law;

       (7) To appoint Arthur Andersen LLP as independent public accountants of the Company for the year 1996; and

       (8) To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business March 12, 1996, are entitled to notice of and to vote at the meeting.

                                        By order of the Board of Directors


                                        T. H. Magis
                                        Secretary

Atlanta, Georgia
March ___, 1996


PLEASE SIGN AND RETURN YOUR PROXY EVEN THOUGH YOU PLAN TO ATTEND THE MEETING. IF YOU DO ATTEND, YOU MAY, OF COURSE, VOTE IN PERSON.

                                  EQUIFAX INC.

                          1600 Peachtree Street, N.W.
                                 P.O. Box 4081
                             Atlanta, Georgia 30302

                                                                 March ___, 1996

                                PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 1, 1996


This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Equifax Inc. of proxies to be used at the Annual Meeting of Shareholders to be held in the Walter C. Hill Auditorium at the High Museum of Art, 1280 Peachtree Street, N.E., Atlanta, Georgia, on May 1, 1996, at 10:00 a.m., local time. The approximate date on which the 1995 Annual Report, Proxy Statement and form of proxy are first being sent or given to Shareholders is March ___, 1996.

Any Shareholder who executes and delivers a proxy may revoke it any time prior to its use.

All shares represented by effective proxies will be voted as specified in connection with the six nominees for election to the Board of Directors, proposed amendments to the Equifax Inc. 1988 Performance Share Plan for Officers, amendment and restatement of the Company's Articles of Incorporation and appointment of independent public accountants for the year 1996, all as more fully described elsewhere herein. Unless otherwise specified, the proxies will be voted in favor of the matters mentioned above.

Only holders of issued and outstanding shares of common stock of the Company, of record, at the close of business on March 12, 1996, are entitled to notice of, or to vote at, the meeting. The number of shares of common stock outstanding and entitled to vote as of March 12, 1996, was _____________. Each share is entitled to one vote.

The solicitation of proxies will be made primarily by mail. Proxies may also be solicited personally and by telephone or facsimile transmission by regular employees of the Company, without any additional remuneration and at minimal cost. Also, the Company has retained the firm of Morrow & Co., Inc. to assist in the solicitation of proxies for a fee estimated at $15,000 plus expenses. The Company intends to request banks, brokerage houses, custodians, nominees and fiduciaries to forward the proxy material to their principals and request authority for the execution of proxies. The Company will reimburse such persons for their expenses in so doing, in accordance with the rules and regulations of the New York Stock Exchange. The cost of soliciting the proxies will be borne by the Company.



                             ELECTION OF DIRECTORS
                               (Proxy Item No. 1)

The Board of Directors is divided into three classes with each class elected for three year terms. Terms are staggered so that one class is elected each year. Due to the voluntary resignation of Dr. Leroy Keith, a vacancy exists in the class whose members' terms expire in 1997. To maintain equal class size, D.
V. Smith is nominated to serve for a term of one year. Messrs. Chapman, Forrestal, Irvin, Riddle and Dr. Siegel, are nominated for election as Directors for a term of three years. Proxies cannot be voted for a greater number of persons than the nominees named below.

Proxies in the accompanying form will be voted for the six nominees listed below to serve for the terms indicated or until their successors are elected and have qualified. Each nominee must receive a plurality of the votes cast by the shares entitled to vote at the meeting at which a quorum is present. A quorum exists if one-half of all shares of the capital stock of the Company entitled to vote at the meeting is present, either in person or represented by proxy. Abstentions and broker non-votes are each included in determining the number of shares present and voting, with each being tabulated separately. Abstentions are counted in tabulations of votes for election of Directors. Broker non-votes are counted as abstentions. SunTrust Bank, Atlanta, the Company's transfer agent, tabulates votes through the use of an automated system.



                       NOMINEE FOR TERM EXPIRING IN 1997

Name                      Experience
----                      ----------
Derek V. Smith            Executive Vice President of the Company and Group Executive of the Company's Insurance
                          Information Services Group. Mr. Smith has overall responsibility for the Company's personal life, health, auto and property underwriting and claims reports, health measurements, medical history reports, claim investigations, motor vehicle records, specimen testing for life and health insurance applicants and employment evaluation services and related international operations. He has served as an Executive Officer of the Company since 1990.  He is 41.



                      NOMINEES FOR TERMS EXPIRING IN 1999

Name                      Experience
----                      ----------
Thomas F. Chapman         Executive Vice President of the Company and Group Executive of the Company's Financial Information
                          Services Group. Mr. Chapman has overall responsibility for the Company's credit marketing, target marketing, credit reporting, collection and risk management, check and credit card processing services and related international operations. He has served as an Executive Officer of the Company since
                          1990 and has served as a Director since January 1994. He is 52.

Robert P. Forrestal       Partner, Smith, Gambrell & Russell, a law firm located in Atlanta, Georgia. Mr. Forrestal has served as a partner with this firm since early 1996.  Prior to that, Mr. Forrestal served as
                          President and Chief Executive Officer of the Federal Reserve Bank of Atlanta from 1983 through 1995.
                          He is 64.

Tinsley H. Irvin          Retired Chairman and Chief Executive Officer, Alexander & Alexander Services Inc., an international insurance brokerage company. Mr. Irvin served in various executive capacities with Alexander &
                          Alexander Services Inc. or its subsidiaries for more than five years. Mr. Irvin has served as a
                          Director of the Company since 1989. He is 62.

D. Raymond Riddle         Retired Chairman of the Board and Chief Executive Officer of National Service Industries, Inc., a
                          diversified manufacturing and service company. Mr. Riddle served in an executive capacity with
                          National Service Industries, Inc. from January 1993 until his retirement in February 1996. Prior to that, Mr. Riddle served as President and Chief Executive Officer of Wachovia Corporation of
                          Georgia, a bank holding company, President and Chief Executive Officer of Wachovia Bank of Georgia,
                          N.A., and Executive Vice President of Wachovia Corporation, the parent of Wachovia Corporation of
                          Georgia. Mr. Riddle was employed by these organizations for more than five years. He serves as a
                          Director of National Service Industries, Inc., Atlanta Gas Light Company, Atlantic American
                          Corporation, Munich American Reassurance Company, Wachovia Corporation of Georgia, Wachovia Bank of
                          Georgia, N.A. and Fuqua Enterprises, Inc. Mr. Riddle has served as a Director of the Company since
                          1989. He is 62.

Betty L. Siegel, Ph.D.    President of Kennesaw State College, a senior college in the University System of Georgia. Dr. Siegel has been President of Kennesaw State College for more than five years. She serves as a Director of Atlanta
                          Gas Light Company and National Service Industries, Inc. Dr. Siegel has served as a Director of the Company since 1987. She is 65.



                   DIRECTORS WHOSE TERMS CONTINUE UNTIL 1997

Name                      Experience
----                      ----------
D. W. McGlaughlin         President and Chief Executive Officer of the Company. He has served as an Executive Officer of the Company for more than five years. He serves as a Director of Wachovia Corporation of Georgia and its subsidiary Wachovia Bank of Georgia, N.A. Mr. McGlaughlin has served as a Director of the
                          Company since 1990. He is 59.

Larry L. Prince           Chairman of the Board and Chief Executive Officer, Genuine Parts Company, an automotive parts wholesaler. Mr. Prince has been employed in various executive capacities by Genuine Parts Company for more than five years. He serves as a Director of SunTrust Bank of Georgia, SunTrust Bank,
                          Atlanta, Crawford & Co., Southern Mills, Inc., John H. Harland Company and UAP, Inc. (Canada). Mr.
                          Prince has served as a Director of the Company since 1988. He is 57.

C. B. Rogers, Jr.         Chairman of the Board of the Company. Prior to his retirement on December 31, 1995, Mr. Rogers served as Chairman and Chief Executive Officer of the Company. Mr. Rogers has served as an Executive
                          Officer of the Company for more than five years. He serves as a Director of Sears, Roebuck & Co.,
                          Dean Witter, Discover & Co., Briggs & Stratton Corporation and Oxford Industries, Inc. Mr. Rogers
                          has served as a Director of the Company since 1978. He is 66.

L. W. Sullivan, M.D.
                          President of Morehouse School of Medicine, a private medical school located in Atlanta, Georgia.
                          Dr. Sullivan has been President of Morehouse School of Medicine since January 1993. Prior to that,
                          Dr. Sullivan served as Secretary of the U.S. Department of Health and Human Services from March
                          1989 to January 1993. He serves as a Director of General Motors Corporation, 3-M Company, Bristol-
                          Myers Squibb, CIGNA Corporation, Georgia-Pacific Corporation and Household International. Dr.
                          Sullivan has served as a Director of the Company since January 1995. He is 62.



                   DIRECTORS WHOSE TERMS CONTINUE UNTIL 1998

Name                      Experience
----                      ----------
Lee A. Ault, III          Private Investor. Prior to his retirement in January 1992, Mr. Ault was Senior Vice President of
                          the Company and Chief Executive Officer of Telecredit, Inc., which was acquired by the Company in
                          December 1990. Prior to the acquisition of Telecredit, Inc. by the Company, Mr. Ault served as
                          Chairman and Chief Executive Officer of Telecredit, Inc. for more than five years. He serves as a
                          Director of Alex Brown Incorporated, Sunrise Medical Inc. and Viking Office Products, Inc. Mr. Ault
                          has served as a Director of the Company since 1991. He is 59.


Ron D. Barbaro            Retired President of The Prudential Insurance Company of America, an international multi-line insurance company. Prior to his retirement in December 1992, Mr. Barbaro served in various executive positions with The Prudential Insurance Company of America or its subsidiaries for more than five years.
                          He serves as a Director of Prudential of America Life Insurance Company (Canada), the Canadian Prudential
                          Mutual Funds, The Thomson Corporation, Canbra Foods Limited, Flow International, Inc. and Clairvest Group,
                          Inc. Mr. Barbaro has served as a Director of the Company since 1992. He is 64.

John L. Clendenin         Chairman of the Board and Chief Executive Officer, BellSouth Corporation, a regional telephone utility. Mr. Clendenin has been Chairman and Chief Executive Officer of BellSouth Corporation since
                          1984. He serves as a Director of BellSouth Corporation, Wachovia Corporation, Providian
                          Corporation, The Kroger Company, Coca-Cola Enterprises, Inc., RJR Nabisco, Inc. and Springs
                          Industries, Inc. Mr. Clendenin has served as a Director of the Company since 1982. He is 61.

A. W. Dahlberg            Chairman of the Board, President and Chief Executive Officer, The Southern Company, a regional electric utility holding company. Mr. Dahlberg has served in an executive capacity with The
                          Southern Company since January 1994. Prior to that, he served as President and Chief Executive
                          Officer of Georgia Power Company, an electric utility and largest subsidiary of The Southern
                          Company. Mr. Dahlberg has served in various executive positions with The Southern Company or its subsidiaries for more than five years. He serves as a Director of The Southern Company, SunTrust
                          Bank of Georgia, SunTrust Bank, Atlanta, and Protective Life Corporation. Mr. Dahlberg has served as a Director of the Company since 1992. He is 55.

L. Phillip Humann         President of SunTrust Banks, Inc., a multi-bank holding company. Mr. Humann has served in various executive positions with SunTrust Banks, Inc. or its subsidiary SunTrust Bank, Atlanta, for more than five years. He serves as a Director of SunTrust Banks, Inc., Coca-Cola Enterprises, Inc. and
                          Haverty Furniture Companies, Inc. Mr. Humann has served as a Director of the Company since 1992. He is 50.


If any nominee shall be unable to serve, the persons named in the proxy may vote for a substitute nominee. The management has no reason to believe that any nominee will be unable to serve. There are no family relationships between any Director, person nominated to be a Director or Executive Officer of the Company or its subsidiaries. Except for Equifax Payment Services, Inc., formerly Telecredit, Inc., none of the companies or organizations named in the above table is a parent, subsidiary or other affiliate of the Company.


CERTAIN RELATIONSHIPS

In 1995, the Company was indebted, in the ordinary course of its business, to Wachovia Bank of Georgia, N.A. and SunTrust Bank, Atlanta. The highest amount of indebtedness during 1995 to Wachovia Bank of Georgia, N.A. was $91,890,000 composed of $31,890,000 in long-term debt and $60,000,000 in short-term debt. The highest amount of indebtedness during 1995 to SunTrust Bank, Atlanta was $66,340,341 composed of $36,340,341 in long-term debt and $30,000,000 in short-term debt. Rates of interest charged on each of these debts were competitive with other lending institutions. In September 1990, the Company entered into a Loan Agreement with Wachovia Bank of Georgia, N.A. and SunTrust Bank, Atlanta and four other commercial banks, whereby a $450 million, five-year, committed revolving credit facility was established to be used by the Company for general corporate purposes. Wachovia Bank of Georgia, N.A. served as Co-Agent and Administrative Agent under this Loan Agreement. Rates of interest charged pursuant to this Loan Agreement were competitive with other lending institutions. In August 1995, the Company replaced this revolving credit facility by entering into a Loan Agreement with Wachovia Bank of Georgia, N.A. and SunTrust Bank, Atlanta and six other commercial banks. Under this new Loan Agreement, a $550 million, five-year, committed revolving credit facility was established to be used by the Company for general corporate purposes. Wachovia Bank of Georgia, N.A. also serves as Co-Agent and Administrative Agent under this Loan Agreement. Rates of interest charged pursuant to this Loan Agreement are competitive with other lending institutions. During 1995, $60,000,000 in short-term debt was borrowed by the Company from Wachovia Bank of Georgia, N.A. under the replacement revolving loan facility, which figure is included in the short-term debt figure noted above. No other funds were borrowed or owed by the Company under either revolving loan facility during 1995.

Messrs. Riddle and McGlaughlin serve as Directors of Wachovia Bank of Georgia, N.A. and Wachovia Corporation of Georgia. Mr. Clendenin is a Director of Wachovia Corporation, the parent of Wachovia Corporation of Georgia. Mr. Humann is President and a Director of SunTrust Banks, Inc. which is the parent of SunTrust Bank of Georgia. Messrs. Dahlberg and Prince are Directors of SunTrust Bank of Georgia and its subsidiary SunTrust Bank, Atlanta.



                            COMMITTEES OF THE BOARD

The Board of Directors of Equifax Inc. met four times during 1995. The committees of the Board, described below, met at various intervals as indicated. All members of the Board of Directors attended at least 75% of the meetings of the Board and the various committees of the Board of which they were members.


EXECUTIVE COMMITTEE

Members are Messrs. Rogers (Chairman), McGlaughlin, Clendenin and Riddle. The Executive Committee met seven times during 1995. This Committee, in general, may exercise the powers of the Board in managing the business and property of the Company during the intervals between Board meetings, subject to Board direction. The Committee also sets salaries for Executive Officers other than officers who are members of the Executive Committee pursuant to guidelines established by the Management Compensation Committee.


MANAGEMENT COMPENSATION COMMITTEE

Members are Messrs. Irvin (Chairman), Humann and Prince. The Management Compensation Committee met three times during 1995. This Committee is responsible for all decisions regarding the Chief Executive Officer's and Chief Operating Officer's compensation and for establishing and administering compensation policies and incentive compensation plans for Executive Officers.


AUDIT COMMITTEE

Members are Messrs. Riddle (Chairman), Dahlberg and Dr. Sullivan. The Audit Committee met two times during 1995. The Committee meets with the Company's independent public accountants to review (1) the scope of audit work to be performed, (2) the results of the annual audit of the financial statements and
(3) other matters related to accounting and auditing.


PENSION, THRIFT AND GROUP BENEFIT PLANS COMMITTEE

Members are Messrs. Barbaro (Chairman), Prince and Rogers. The Pension, Thrift and Group Benefit Plans Committee met one time during 1995. The Committee is responsible for reporting to the Board periodically as to the effectiveness and the funded status of the Company's retirement and thrift plans.


PUBLIC ISSUES COMMITTEE

Members are Dr. Siegel (Chairman) and Messrs. Ault and McGlaughlin. The Public Issues Committee met one time during 1995. The Committee reviews significant public issues of concern to the shareholders, the Company, the business community or the general public and makes recommendations to the Board and Company management as deemed appropriate.


NOMINATING COMMITTEE

The Board does not have a Nominating Committee or any other Committee performing a similar function.



                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

The following table reflects information relating to shares of common stock owned by the Equifax Inc. Employees Thrift Plan as of January 1, 1996, and information relating to share ownership as reported pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended. The number of outstanding shares of Equifax Inc. common stock as of January 1, 1996 was 156,353,430. All outstanding equity securities are of a single class of common stock.

                                            Percent of
Name and Address                        Amount (Number of                           Class (Based on
of Beneficial                         Shares) and Nature of                         Number of Shares
Owner                                  Beneficial Ownership(1)                 Outstanding as of 1/1/96)
----------------                      ------------------------                    -------------------------
Equifax Inc.                              - 0 -  Sole voting power
Employees                                 - 0 -  Shared voting power
Thrift Plan                           8,222,952  Sole investment power
1600 Peachtree Street                     - 0 -  Shared investment power
Atlanta, Georgia 30309                8,222,952  Aggregate amount(2)                    5.3%


(1)  Figures shown reflect 2-for-1 stock split effective November 24, 1995.

(2) Participants in the Thrift Plan have the right to direct the Plan Trustee's voting of shares held for their individual accounts. In the absence of such direction, the Trustee may not vote said shares.

The following table reflects information, as of January 1, 1996, relating to shares of common stock owned by all Directors and Nominees for Director, by each of the Executive Officers named in the Summary Compensation Table which follows and by all Directors and Executive Officers as a group. Share ownership shown represents sole voting and investment power of shares.

                                           Amount and Nature
Name                                    of Beneficial Ownership(1)                  Percent of Class
----                                    -----------------------                     ----------------
Lee A. Ault III                                 91,108                                      *
Ron D. Barbaro                                   6,000                                      *
Thomas F. Chapman                              154,488 (2)                                  *
J. C. Chartrand                                252,972 (2)                                  *
John L. Clendenin                                2,400                                      *
A. W. Dahlberg                                   2,000                                      *
Robert P. Forrestal                              1,000 (3)                                  *
L. Phillip Humann                                3,000                                      *
Tinsley H. Irvin                                 4,000                                      *
D. W. McGlaughlin                              367,075 (2)                                  *
Larry L. Prince                                  2,000                                      *
D. Raymond Riddle                                3,000                                      *
C. B. Rogers, Jr.(4)                         1,234,305 (2)                                  *
Betty L. Siegel, Ph.D.                           1,152                                      *
Derek V. Smith                                 169,421 (2)                                  *
L. W. Sullivan, M.D.                               300                                      *
D. F. Walsh(4)                                 224,092 (2)
All Directors and Executive Officers
as a Group (23 persons)                      2,827,448 (2)                                1.8%

*Less than 1%

(1) Figures shown reflect 2-for-1 stock split effective November 24, 1995.

(2) Includes shares held in the Company Thrift Plan and stock options exercisable on January 1, 1996, or within 60 days thereafter, as follows: Mr. Chapman - 5,118 Thrift Plan shares and 70,000 option shares; Mr. Chartrand - 72,000 option shares; Mr. McGlaughlin - 3,815 Thrift Plan shares and 153,500 option shares; Mr. Rogers - 14,846 Thrift Plan shares and 317,500 option shares; Mr. Smith - 5,461 Thrift Plan shares and 77,000 option shares; and Mr. Walsh - 30,066 Thrift Plan shares and 92,600 option shares. As of January 1, 1996, the aggregate of such shares for all Directors and Executive Officers as a Group was as follows: 129,575 Thrift Plan shares and 944,050 option shares.

(3)    Purchased 1,000 shares of common stock in February 1996.

(4)    Messrs. Rogers and Walsh retired from the Company effective December 31,
       1995.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

The following table shows, for the fiscal years ended December 31, 1995, 1994 and 1993, the cash compensation paid by the Company, as well as compensation accrued for those years, to each of the five most highly compensated Executive Officers of the Company in 1995 in all capacities in which they served:


                           SUMMARY COMPENSATION TABLE

                                 Annual Compensation                    Long-Term Compensation
                                 -------------------                     ----------------------
                                                                           Awards                   Payouts
                                                                           ------                   -------
                         ------------------------------------   --------------------------------    -------
                                                    Other                             Securities
Name and                                            Annual           Restricted       Underlying      LTIP     All Other
 Principal                     Salary   Bonus    Compensation          Stock           Options      Payouts   Compensation
 Position                Year   ($)     ($)(1)        ($)       Awards ($)(1)(2)(3)     (#)(3)        ($)        ($)(4)
--------------------------------------------------------------------------------------------------------------------------
C. B. Rogers, Jr.        1995  543,700        0     22,723           1,323,501         200,000     1,310,100     32,450
Chairman and             1994  522,696        0     31,733             769,697         100,000       898,050     32,450
Chief Executive Officer  1993  496,184        0     21,445             524,963          70,000       551,950     48,275

D. W. McGlaughlin        1995  377,200  143,350      8,721             658,628         100,000       786,060      4,950
President and Chief      1994  354,424  192,381     10,263             221,214          50,000       449,025      4,950
Operating Officer        1993  338,924  135,570     14,959             155,906          50,000       331,170     15,475

Thomas F. Chapman        1995  264,600  116,294     12,720             390,017          60,000       327,525      4,950
Executive Vice           1994  240,052  155,266     11,463                   0          24,000       224,513      4,950
President                1993  224,668  114,581      6,220              43,923          24,000       264,936     10,664

Derek V. Smith           1995  240,800  167,593     11,871             343,500          60,000       327,525      4,950
Executive Vice           1994  221,534  132,900     11,599             106,943          24,000       224,513      4,950
President                1993  209,038  106,609     11,737                   0          24,000       264,936     11,691

D. F. Walsh              1995  210,500  125,598      7,294                   0          40,000       262,020      4,950
Senior Vice President    1994  202,042  120,325      4,475              66,524          18,000       179,610      4,950
                         1993  193,596   90,023      6,668              34,500          16,000       264,936     11,228

(1) The "Bonus ($)" column represents any annual incentive award earned and paid in cash. In all three reporting years, participants could elect to receive all or part of any cash bonus earned in the form of restricted stock. Beginning in 1994, all amounts earned above a designated percentage of salary are only awarded in the form of restricted stock. These amounts are included under the "Restricted Stock Awards" column for each respective year, although the grants were not awarded until the following year.

(2) Dividend income is paid on restricted stock at the same rate as paid to all shareholders. Value of restricted stock shown in table is as of the date of grant. As of December 31, 1995, total restricted stock awards outstanding and related fair market values were as follows: Mr. Rogers
        - 146,632 shares ($3,134,259); Mr. McGlaughlin - 62,182 shares
        ($1,329,140); Mr. Chapman - 27,584 shares ($589,608); Mr. Smith -
        31,472 shares ($672,714); and Mr. Walsh 7,464 shares ($159,543). Of these shares, over 50% were awarded as restricted stock in lieu of cash bonus payments to these officers.

(3)     Figures shown reflect 2-for-1 stock split effective November 24, 1995.

(4) Column "All Other Compensation" includes $27,500 in premiums for a universal life insurance policy for Mr. Rogers to provide coverage which is otherwise limited by the Company's group life insurance plan provisions and Company thrift plan matching contributions in the amount of $4,950 for each officer.

STOCK OPTIONS

The following table contains information concerning the grant of stock options to the named Executive Officers during 1995. Consistent with Company policy, no stock appreciation rights were awarded to any Executive Officer and no outstanding stock options were repriced during 1995.


                           OPTION GRANTS DURING YEAR
                            ENDED DECEMBER 31, 1995

                                                                                             Potential Realizable
                                                                                               Value at Assumed
                                                                                             Annual Rates of Stock
                                                                                              Price Appreciation
                                   Individual Grants                                          for Option Term(3)
--------------------------------------------------------------------------------------  ------------------------------
                     Number of         % of Total
                     Securities          Options
                     Underlying        Granted to       Exercise or
                      Options         Employees in       Base Price         Expiration
Name             Granted (#)(1)(2)     Fiscal Year       ($/Share)             Date            5%            10%
--------------------------------------------------------------------------------------  ------------------------------
C. B. Rogers, Jr.     200,000             4.19%           $14.3125           1/25/05       $1,800,211     $4,562,088

D. W. McGlaughlin     100,000             2.09%           $14.3125           1/25/05       $ 900,105      $2,281,044

Thomas F. Chapman      60,000             1.26%           $14.3125           1/25/05       $ 540,063      $1,368,626

Derek V. Smith         60,000             1.26%           $14.3125           1/25/05       $ 540,063      $1,368,626

D. F. Walsh            40,000             0.84%           $14.3125           1/25/05       $ 360,042      $  912,418

(1) Options have a ten-year term and vest 25% on the first through the fourth anniversary of the date of grant.

(2)    Figures shown reflect 2-for-1 stock split effective November 24, 1995.

(3) The dollar amounts under these columns are the result of calculations at 5% and 10% rates of appreciation. They are not intended to forecast possible future appreciation, if any, of Equifax stock price.

The following table shows options that were exercised and options outstanding as of year-end for each named Executive Officer. No stock appreciation rights are currently held by any Executive Officer.


        AGGREGATED OPTION EXERCISES DURING YEAR ENDED DECEMBER 31, 1995
                   AND OPTION VALUES AS OF DECEMBER 31, 1995

                                                                          Number of
                                                                          Securities               Value of
                                                                          Underlying              Unexercised
                                                                         Unexercised             In-the-Money
                                                                          Options as              Options as
                                                                       of 12/31/95 (#)          of 12/31/95 ($)

                        Shares Acquired            Value                 Exercisable/            Exercisable/
Name                  on Exercise (#)(1)         Realized ($)          Unexercisable(1)       Unexercisable(1)(2)
------------------------------------------------------------------------------------------------------------------
C.B. Rogers, Jr.            39,700                 $282,900                 335,000/0                $3,794,600/$0

D. W. McGlaughlin                0                        0            92,800/173,200        $1,093,675/$1,472,950

Thomas F. Chapman                0                        0             37,400/95,600            $430,837/$797,850

Derek V. Smith                   0                        0             45,400/94,600            $532,900/$784,600

D. F. Walsh                 19,600                 $173,600                  92,600/0                  $869,600/$0


(1)    Figures shown reflect 2-for-1 stock split effective November 24, 1995.

(2) Represents aggregate excess of market value of shares under option as of December 31, 1995, over the exercise price of the options.


LONG-TERM INCENTIVE PLAN

The following table provides information concerning awards under the Company's 1988 Performance Share Plan for Officers. Each unit awarded represents the right, subject to certain conditions set forth in the Plan, to receive one share of the Company's common stock or its cash equivalent (up to 50% of total units awarded), plus cash representing dividends. Payments of awards are tied to achieving specified levels of return on equity, growth in earnings per share and stock price appreciation. The target amount will be earned if 100% of targeted goals are achieved. If targeted goals are not met or are exceeded, the award will be reduced or increased proportionately. Awards are subject to forfeiture if minimum established performance goals are not achieved or if a participant terminates employment during the performance period. The dollar value of each unit awarded is determined at the end of the measurement period with each unit's value being equal to the stock price at the close of the measurement period plus dividends accrued over the measurement period.



    LONG-TERM INCENTIVE PLANS - AWARDS DURING YEAR ENDED DECEMBER 31, 1995

                                                                      Estimated Future Payouts Under Non-
                        Number of           Performance                    Stock Price - Based Plans
                         Shares,              or Other         ------------------------------------------------
                          Units             Period Until
                        or Other             Maturation         Threshold          Target             Maximum
Name                    Rights(1)            or Payout         (# of Units)     (# of Units)       (# of Units)
----------------------------------------------------------------------------------------------------------------
C. B. Rogers, Jr.        50,000                12/31/97           25,000           50,000             75,000

D. W. McGlaughlin        30,000                12/31/97           15,000           30,000             45,000

Thomas F. Chapman        16,000                12/31/97            8,000           16,000             24,000

Derek V. Smith           16,000                12/31/97            8,000           16,000             24,000

D. F. Walsh              10,000                12/31/97            5,000           10,000             15,000


(1)    Figures shown reflect 2-for-1 stock split effective November 24, 1995.



PENSION PLANS

The following table shows the estimated pension benefits payable to a covered participant at normal retirement age under the Company's qualified defined benefit retirement plan ("Retirement Plan") and the Company's non-qualified supplemental retirement plan, both described below, based on remuneration that is covered under the plans and years of service with the Company and its subsidiaries.

                               Pension Plan Table

                                                            Years of Service
                                           --------------------------------------------------------
Remuneration               15                    20                   25                    30             35
------------               --                    --                   --                    --             --
$  200,000                120,000               120,000              120,000              120,000        120,000

$  400,000                240,000               240,000              240,000              240,000        240,000

$  600,000                360,000               360,000              360,000              360,000        360,000

$  800,000                480,000               480,000              480,000              480,000        480,000

$1,000,000                600,000               600,000              600,000              600,000        600,000

$1,200,000                720,000               720,000              720,000              720,000        720,000

$1,400,000                840,000               840,000              840,000              840,000        840,000

$1,600,000                960,000               960,000              960,000              960,000        960,000

$1,800,000              1,080,000             1,080,000            1,080,000            1,080,000      1,080,000

$2,000,000              1,200,000             1,200,000            1,200,000            1,200,000      1,200,000

Benefits under the Retirement Plan are based upon length of service with the Company and the participant's average total earnings (base salary and bonus as reported in the Summary Compensation Table), up to a maximum of 125% of base salary. This average is determined by reference to the thirty-six consecutive months during which the participant was most highly compensated. Benefits are computed on a straight life annuity basis.

Under the Company's Supplemental Executive Retirement Plan ("SERP"), certain Executive Officers may receive annual benefits equal to 1.5% of average total earnings, multiplied by the number of years of credited service (as defined in the plan) up to 40 years; or, depending upon the Executive Officer's salary classification, 3% of average total earnings multiplied by the number of years of credited service, up to 20 years. Benefits payable from the SERP are net of benefits from the Retirement Plan, without regard to the limitations of Internal Revenue Code Sections 401(a) and 415. Participants may receive a combined benefit amount under both plans equal to a maximum of 60% of their average total earnings. The amount of each participant's benefit under the SERP is calculated with reference to all salary and bonuses paid and deferred (as reported in the Summary Compensation Table). The supplemental benefits are payable from the assets of a trust established by the Company and the general assets of the Company.

The benefit amounts listed in the table are not subject to reductions for Social Security. Benefits payable under the plans may be reduced for Executive Officers with less than 20 years of credited service in an amount equal to benefits receivable from previous employers. The estimated years of service for each named Executive Officer is as follows: C. B. Rogers, Jr. - 8 years (See "Employment Agreements" below); D. W. McGlaughlin - 7 years (See "Employment Agreements" below); T. F. Chapman - 6 years; D. V. Smith - 15 years; and D. F. Walsh - 42 years.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Management Compensation Committee of the Company's Board of Directors consists of three Directors: Tinsley H. Irvin (Chairman), L. Phillip Humann and Larry L. Prince. For additional information concerning this Committee, see "Management Compensation Committee" above.

The Executive Committee of the Company's Board of Directors consists of four
Directors: C. B. Rogers, Jr. (Chairman), D. W. McGlaughlin, John L. Clendenin, and D. Raymond Riddle. The Executive Committee approves the salaries of all Executive Officers of the Company (except members of the Executive Committee).

Mr. McGlaughlin has served as an Executive Officer of the Company since 1989. Mr. Rogers served as an Executive Officer of the Company from 1987 until his retirement on December 31, 1995.

Mr. Humann serves as an Executive Officer and Director of SunTrust Banks, Inc. Mr. Prince serves as a Director of SunTrust Bank of Georgia and its subsidiary SunTrust Bank, Atlanta. In 1995, the Company was indebted, in the ordinary course of business, to SunTrust Bank, Atlanta with the highest amount of indebtedness of $66,340,341 composed of $36,340,341 in long-term debt and $30,000,000 in short-term debt. Rates of interest charged on this debt were competitive with other lending institutions. Messrs. Riddle and McGlaughlin serve as Directors of Wachovia Bank of Georgia, N.A., and its parent Wachovia Corporation of Georgia. Mr. Clendenin is a Director of Wachovia Corporation, the parent of Wachovia Corporation of Georgia. In 1995, the Company was indebted, in the ordinary course of business, to Wachovia Bank of Georgia, N.A. with the highest amount of indebtedness of $91,890,000 composed of $31,890,000 in long-term debt and $60,000,000 in short-term debt. Rates of interest charged on this debt were competitive with other lending institutions. During 1995, Wachovia Bank of Georgia, N.A. and SunTrust Bank, Atlanta also participated in a

$450 million committed revolving credit facility which was replaced in August 1995 with a $550 million, five-year committed revolving credit facility which is used by the Company for general corporate purposes. Rates of interest charged under this facility are competitive with other lending institutions. In 1995, the Company borrowed $60,000,000 in short-term debt from Wachovia Bank of Georgia, N.A. under the replacement revolving loan facility, which amount is included in the short-term debt figure shown above.


EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL AGREEMENTS

The Company currently has in effect an employment agreement with Mr. McGlaughlin. This agreement provides for participation by Mr. McGlaughlin in all employee benefit plans and the receipt of full executive benefits, including participation in all executive incentive plans as well as a Change in Control Agreement. Mr. McGlaughlin is entitled to retirement benefits, at age 63, equivalent to those provided to an Executive Officer with 20 years of Company service.

Prior to his retirement on December 31, 1995, the Company had in effect with Mr. Rogers an employment agreement which provided for Mr. Rogers' participation in all employee benefit plans and the receipt of full executive benefits, including participation in all executive incentive plans and a Change in Control Agreement. This agreement, which terminated upon Mr. Rogers' retirement, provides for retirement benefits based on 25 years of Company service. The Board of Directors has authorized and the Company has executed a Consulting Agreement, effective January 1, 1996, for Mr. Rogers to serve until December 31, 1999, as an independent consultant, in order to retain and benefit from his substantial expertise in the information industry. Mr. Rogers' activities as consultant shall include advising the Company on matters involving international expansion, government and community relations and attraction of new customers and maintenance of existing customers, as well as special projects assigned by the Chief Executive Officer or the Board of Directors. Mr. Rogers' duties under this agreement are separate and distinct from his duties as Chairman of the Board, and he has agreed to be available up to 26 weeks per year. In return, Mr. Rogers will receive an annual payment of $250,000, payable in equal monthly installments.

The Board of Directors of the Company has approved Change in Control Agreements for certain key employees. Such agreements are currently in effect for Messrs. McGlaughlin, Chapman and Smith. These Agreements are for renewable five-year terms and are effective only upon a change in control of the Company. A "change in control" is defined by the Agreements to mean the acquisition by an entity, or a group of entities acting in concert, of more than fifty percent of the shares of outstanding stock of any class of voting stock of the Company. In such event, upon termination of the executive's employment, within five years after the date of a change in control, the executive is entitled to severance pay and certain other benefits, unless the executive's employment terminates because of death, disability, cause, or for other than "good reason" (as defined by the Agreements). The severance payment is a derivative of annual compensation, multiplied by a factor of three. All benefits payable under the Agreements are subject to reduction in accordance with the provisions of
Section 280G of the Internal Revenue Code. No payment will be made if a change in control of the Company has not occurred before the executive reaches the age of 65. No payments have been made to any Executive Officer under these Agreements.


         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Executive Officer compensation is determined by two committees of the Company's Board of Directors. The Management Compensation Committee ("Committee"), composed solely of outside directors, is responsible for all decisions regarding the Chief Executive Officer's and Chief Operating Officer's compensation and for establishing and administering compensation policies and incentive compensation plans for the Executive Officers of the Company.
The Executive Committee sets salaries for Executive Officers other than the members of the Executive Committee, pursuant to guidelines prescribed by the Committee. On an annual basis, the Committee reviews all decisions of the Executive Committee with respect to Executive Officer salaries made during the preceding twelve months.

The Committee has set forth the following goals for the Executive Officer compensation program to ensure that it relates to and supports the Company's overall objective of enhancing shareholder value.

- Total compensation opportunities should be market competitive to attract and retain talented executives.
- The compensation program should be performance-based, providing a strong link between performance and rewards. A significant part of each officer's total compensation opportunity should be in the form of variable compensation, which is expected to vary from below market to above market as performance varies. Additionally, the degree of risk associated with variable pay should be greatest at the topmost levels of the organization.
- Compensation opportunities for Executive Officers should place a strong emphasis on sustained long-term performance of the Company.
- Stock ownership by Executive Officers is very important and the officer compensation program should be designed to facilitate such ownership.

The Committee believes the Executive Officer compensation program should serve to achieve these goals while minimizing any effect on the Company of Section 162(m) of the Internal Revenue Code. In recognition of this provision, the Committee recommended, and the shareholders approved, amendments to the Company's Omnibus Stock Incentive Plan in 1994. The Committee believes the approval of these amendments assures that any compensation arising from stock options under this Plan will continue to be classified as performance-based. In 1996, the Committee has proposed that the shareholders approve amendments to the Company's Performance Share Plan to assure that any compensation arising from awards under the Plan will continue to be performance-based compensation.

The Committee believes competitive compensation data from a broad sample of companies, particularly those in the services industry and those reporting annual revenues of $1 billion or more, represents the best reflection of the market rate for executive talent. Although some companies are included in both this group and the group used for shareholder return comparisons, the Committee recognizes that the Company's most direct competition for executive talent is not necessarily the same companies that are used for performance graph purposes.

In administering the compensation program for Executive Officers, the Committee establishes performance goals at the beginning of each performance period and determines compensation earned on the basis of actual results achieved. As accounting rules may require that the Company adjust actual operating earnings to recognize and report the impact of extraordinary expense or revenue on occasion, the Committee believes it should reserve sole discretion to take such extraordinary items into account as they may impact the determination of any incentive compensation amounts earned by Executive Officers. In addition, the Committee reserves sole discretion to determine the impact other actions or items may have on incentive compensation earned as these arise. In 1995, the Company acquired all or part of several businesses to enhance future profitability. The combined unplanned impact of these actions on 1995 operating results resulted in a reduction in reported earnings. In light of the favorable impact on operating results in 1996 and beyond which these actions are anticipated to provide, these actions did not adversely affect the 1995 incentive compensation amounts approved for Executive Officers by the Committee.


EXECUTIVE OFFICER COMPENSATION

Executive Officer compensation includes several principal elements: base salary, annual incentive and long-term incentives. The Committee's objective is to set salaries and target incentive opportunity levels at a median competitive level and to assure that superior performance is rewarded with above-market total compensation through the operation of the various incentive plans.

SALARY: The Committee believes that competitive salaries are important in attracting and maintaining a high-quality executive team. Salary increases are based on market-competitive salary increase budgets which are updated annually, and on job performance and any new or additional responsibilities assumed by Executive Officers. Merit salary reviews are normally scheduled at 13- to 15-month intervals for Executive Officers.

The Chief Executive Officer, Mr. Rogers, received a base salary adjustment of 3.8% in March, 1995. On an annual basis, this is equivalent to an increase of 3.5%, as the time between increases was 13 months. The Committee considered the excellent financial results reported for the Company under his leadership in 1994 and his outstanding job performance with respect to goals established for him by the Committee in January 1994. Competitive salary levels reported for other companies (particularly those reporting annual sales or revenues of $1-3 billion) were also reviewed by the Committee, and a new salary at the median competitive level was approved.

ANNUAL INCENTIVE: For annual incentive purposes, performance is measured in terms of annual corporate, business unit and individual performance in a manner consistent with each Executive Officer's position. Performance objectives are established at the beginning of each year and are based upon financial plans approved by the Board. In the case of financial objectives, a minimum or threshold level of performance is established, and no incentive is payable below this level of performance. Also, levels of performance are established which correspond to target and maximum incentive awards. The target incentive opportunity has generally corresponded to the Company's annual financial plan approved by the Board.

For 1995, the Committee approved a plan which emphasized after-tax profit minus the cost of capital employed as the primary performance measurement factor. Also, the Committee recognizes the significant interest in earnings per share as an indicator of the Company's performance. Consequently, it established for 1995, in addition to the measurement of profitability net of the cost of capital employed, a minimum earnings per share growth level which must be achieved in order for participants to earn an incentive at or above the incentive threshold level.

In 1995, the Company's after-tax profit minus the cost of capital employed was the primary basis for determining annual incentive awards earned by Messrs. Rogers and McGlaughlin. For other Executive Officers, a 30% weighting on corporate financial results was applied in determining the awards for Messrs. Chapman and Smith and a 50% weighting on corporate financial results was applicable for Mr. Walsh. Business unit measurement emphasized individual financial results for the appropriate business units. Also, certain non-financial goals were established and considered for each participant.

Prior to 1994, annual incentive awards were paid in cash or could be deferred at the election of the individual Executive Officer. Beginning in 1994, the Committee implemented a maximum amount which would be paid in cash. Incentives earned above this maximum are awarded as restricted stock, with vesting at the end of five years. The Committee believes this provides an excellent vehicle for expanding stock ownership of Executive Officers and that such an immediate identification with shareholder interests will serve to further emphasize the officer's commitment to the sustained long-term performance of the Company.

Mr. Rogers' target annual incentive opportunity during 1995 was 60% of his base salary, with a maximum opportunity of 180%. His plan provided that the Company's after-tax profit minus the cost of capital employed for 1995 would represent an 80% weighting and that his achievement of certain personal goals would represent a 20% weighting. His earned award for 1995 was 94% of salary.

In accordance with the restricted stock payment alternative for annual incentives described in this report, Mr. Rogers elected to receive a restricted stock grant in lieu of cash payment for the full amount of his 1995 annual incentive award. This provided an immediate expansion of Mr. Rogers' stock ownership in the amount of 32,636 shares, although these shares remain in an escrow account subject to his fulfilling specified continued service obligations.

PERFORMANCE SHARES: Executive Officers participate in a performance share plan, with awards earned primarily on the basis of three-year earnings per share growth (for measurement periods commencing prior to 1996). In addition, a minimum level of return on equity is required and a specified stock price appreciation goal must be achieved in order to earn an award above a certain amount. Award levels are established such that a target performance share award combined with stock option grants approximate a median long-term incentive competitiveness level. Award amounts increase and decrease in value directly with stock price over the performance period.

The value of performance share awards earned will be determined by the Company's stock price at the end of the measurement period. Awards earned are paid out at least one-half in Company common stock, which is consistent with the Committee's objective with respect to officer stock ownership.

Mr. Rogers and the other Executive Officers earned a payment of performance share units for Company performance during the period 1993 through 1995. The earned award was paid in shares of Company common stock and cash, and represented a payout of the maximum opportunity available under the award. Company performance during the period exceeded the established minimum return on equity and the stock price appreciation goal for the Plan also was exceeded. Mr. Rogers received a performance share unit award for the performance period 1995 through 1997, according to the criteria described above.

STOCK OPTIONS: In recent years, the Company has granted stock options to Executive Officers on an annual basis, with competitive grant sizes determined accordingly. Neither the number of outstanding options held by an officer nor the total options previously granted will have a direct effect upon decisions regarding eligibility for or the size of current grants. Stock options are granted to motivate Executive Officers to contribute to an increase in the value of the Company rather than being utilized as a specific award for past personal performance. Additionally, the past performance of the Company will not directly affect option grant determinations, except to the extent the Company's historical stock price and dividend performance may be considered in the grant valuation models utilized by independent compensation consultants to the Company. Grant sizes are based on the Executive Officer's level of responsibility and his corresponding potential contribution to the Company's growth and profitability. All options granted through 1995 have exercise prices equal to the market price of the Company's stock on the date of grant. Thus, Executive Officers will only benefit if the Company's stock price increases above the exercise price. Mr. Rogers and the other Executive Officers were granted stock options during 1995, based on these criteria.

RESTRICTED STOCK: In 1993, the Committee introduced an application of restricted stock to significantly enhance the fulfillment of the established officer compensation philosophy, particularly with respect to retention and the alignment of the interests of Executive Officers and the Company's shareholders. Executive Officers are provided a choice of receiving any annual incentive earned in the form of a cash payment or a restricted stock grant. As a consequence of this grant approach, any prior restricted stock grant would have no bearing upon the approval of the new award. The restricted stock vests at the conclusion of five years of continued service. In recognition of the substantial risk assumed by the executive in terms of forfeiture of such restricted shares, as well as the associated market risk and deferral of economic benefits of current cash compensation, the Committee provided an incentive to encourage voluntary deferrals into stock. An incremental amount of stock equivalent to 20% of the cash award earned was determined to be an appropriate incentive for this purpose. In 1993, 1994 and 1995, at least one-half of the Executive Officers voluntarily elected restricted stock grants in lieu of cash incentive payments.

As described previously in the discussion of Annual Incentives, the Committee added mandatory restricted stock grants as a form of award for annual incentives earned above an established amount in 1994. No Executive Officers earned incentives above this amount for 1995. The voluntary deferrals into restricted stock of 1995 incentives resulted in immediate additional Company stock ownership of 46,274 shares awarded to four of the Company's Executive Officers.

The Committee also approved additional restricted stock awards in 1995 to Mr. Rogers and six other Executive Officers. No part of these awards will vest prior to December 31, 1998, and they will remain subject to forfeiture if the designated continued service requirements are not satisfied. Although not a normal part of the compensation of an Executive Officer, these special awards, which were determined in the discretion of the Committee, are considered an important element in the Company's overall executive compensation program. The Committee recognizes the importance of retaining key executives during a senior management transition period within the Company, particularly in light of current competitive environment for talented information industry executives. In addition to supporting such retention objectives, these awards will immediately increase the stock ownership of these executives and provide greater alignment of the interests of key executives and the Company's shareholders. An additional incentive to increase the price of the Company's stock was incorporated by the Committee in approving these stock awards. Provided an established goal for stock price appreciation is achieved for at least 20 consecutive business days within the vesting period, each executive will be eligible to earn an amount in the form of a corresponding cash incentive which is determined as a percentage of the value of the stock at the time of vesting. The Committee believes this provision will both provide an additional incentive to increase shareholder value, and it will enable an executive to satisfy income tax obligations associated with the value of any vested shares, without the necessity to liquidate a part of the executive's share ownership.

To the extent the above report pertains to the setting of salaries for Executive Officers other than the Chief Executive Officer and the Chief Operating Officer, it is jointly submitted by the Executive Committee.


Management Compensation Committee                          Executive Committee
T. H. Irvin, Chairman                                      C. B. Rogers, Jr., Chairman
L. P. Humann                                               J. L. Clendenin
L. L. Prince                                               D. W. McGlaughlin
                                                           D. R. Riddle



                               PERFORMANCE GRAPH

The following graph compares the yearly percentage change in the cumulative total return (including dividends) from $100 invested in the Company's common stock over the five fiscal years in the period ending December 31, 1995, with cumulative total returns from the same investment in both the S&P 500 Index and the Dow Jones Industrial and Commercial Services - General Index published by Dow Jones and Company, Inc. The comparison is based on a $100 investment on December 31, 1990, in the Company's common stock and in each of the specified indices and assumes all dividends were reinvested.


                                          Cumulative Total Return
                            --------------------------------------------------
                            12/90   12/91   12/92    12/93    12/94    12/95

Equifax Inc.                 100     101     135      183      181      299

S&P 500                      100     130     140      155      157      215

D J IND & COMM SRVC-GENL     100     125     142      149      144      184


DIRECTOR COMPENSATION

Each Director of the Company who is not an employee of the Company is paid a fee of $1,000 for attendance at any meeting of the Board of Directors. Each such Director who is a member of a committee elected or appointed by the Board of Directors receives a fee of $1,000 for each regular meeting of the committee attended. Additionally, the Chairman of the Board of Directors, provided such person is not an employee of the Company, receives a fee of $7,500 per quarter for services as a Director. Each non-employee Director, other than the Chairman of the Board, receives a fee of $5,000 per quarter for services as a Director. Non-employee Directors receive an additional $1,000 per quarter if a member of the Executive Committee or if Chairman of any other Committee other than the Executive Committee. The Chairman of the Executive Committee, provided such person is not an employee of the Company, receives a fee of $4,000 per quarter.

Non-employee Directors are eligible for participation in the Company's Deferred Compensation Plan (the "Plan") whereby each non-employee Director may elect to defer up to 100% of earned Director fees into, and are credited with amounts based on, one or more of the following accounts: (a) the market value of and dividends on the Company's common shares ("common share equivalents"), or (b) the prime lending rate (determined the first day of each month) as reported in the Wall Street Journal. Funds invested in common share equivalents may be redeemed only for cash on a fixed date or upon termination of service as a Director. Annual elections by a non-employee Director with respect to common share equivalents are irrevocable and transfers of funds into or out of this account, as well as hardship withdrawals, are not permitted. No Director has voting or investment powers in common share equivalents. The approximate number of common share equivalents held by Directors, as of December 31, 1995, is as follows: T. H. Irvin - 2,843 units, L. P. Humann - 2,488 units, B. L. Siegel - 1,157 units, L.
L. Prince - 2,553 units, L. W. Sullivan - 312 units and R. D. Barbaro - 308 units.

Non-employee Directors each receive 2,000 non-qualified stock options once each year at the regularly scheduled Annual Meeting of Shareholders pursuant to the Equifax Inc. Non-Employee Director Stock Option Plan. The Plan provided originally that no more than 150,000 shares were issuable under this Plan. Effective November 24, 1995, the Company's common stock was split on a 2-for-1 basis. To reflect this stock split, all stock options then outstanding, as well as the number of options to be awarded each year to each non-employee Director, and the remaining shares to be issued under this Plan also were split on a 2-for-1 basis. All option awards become 100% vested one year after date of grant and expire five years after date of grant. The option exercise price for each share of stock is the greater of (i) the par value of a share of stock, or
(ii) the fair market value of a share of stock on the date the option is granted. Payment of the option price upon the exercise of an option may be made only in cash. All options granted under this Plan are non-transferable other than by will, the laws of descent and distribution or pursuant to a qualified domestic relations order. This Plan will expire April 30, 2005.



                           APPROVAL OF THE AMENDED
            EQUIFAX INC. 1988 PERFORMANCE SHARE PLAN FOR OFFICERS
                              (PROXY ITEM NO. 2)

In 1988, the shareholders approved the Equifax Inc. 1988 Performance Share Plan for Officers (the "Plan"), a stock-based incentive compensation plan under which the Company may grant performance share units to officers of the Company and its subsidiaries. The Plan was later amended by the Executive Committee and the Board of Directors, respectively, on March 18, 1992 and January 25, 1995, to provide for the establishment of performance goals, in addition to aggregate earnings per share and return on equity, as the Management Compensation Committee deemed appropriate and to extend the time until January 31, 2000, for which awards may be made under the Plan.

The Board of Directors believes that the continued success of the Company depends on its ability to attract, retain and motivate key employees. Accordingly the Management Compensation Committee of the Board of Directors (the "Committee") has reviewed the Plan and has recommended to the Board that certain key amendments, described below, be made to the Plan. These amendments are proposed in order to (a) more closely link the Company's performance with rewards paid under the Plan, and (b) to allow payments by the Company under the Plan, as amended, to be deductible under current Internal Revenue Code provisions.

In order for the proposed amendments to become effective and in order for payment of incentive awards made under the Plan to be fully deductible to the Company under Section 162(m) of the current Internal Revenue Code, the
Plan, as amended, must be approved by the Company's shareholders.

The principal features of the Plan are described below. The full text of the Plan, which includes the proposed amendments, is annexed hereto as Exhibit A and should be referred to for a complete description of its provisions.

GENERALLY. The Plan provides for the grant of performance share units
("share units") to elected officers and other key officers of the Company. Awards under the Plan were made in January 1996 to the named executive officers, subject to shareholder approval of the proposed amendments described below. In the event shareholder approval of the Plan, as amended, is not obtained, said awards to the named executive officers will be canceled.

ADMINISTRATION. The Plan vests broad powers in the Committee to administer and interpret the Plan. The Committee shall consist of members of the Company's Board of Directors who are considered outside and disinterested for purposes of the Internal Revenue Code and the Securities Exchange Act of 1934.

The Committee's powers include authority, within the limitations set forth in the Plan, to select the persons to be granted awards, to determine the size (subject to certain limitations in the event the proposed amendments are adopted) and the time when awards will be granted and any conditions for receiving awards, to establish objectives and conditions for earning awards, to determine when such conditions have been met and whether payment of an award will be made at the end of a measurement period, or to determine whether a payment of an award shall be reduced, but not increased, or eliminated. The Plan currently contains no restriction of the number of share units that can be awarded in any calendar year. Upon adoption of the proposed amendments, the maximum number of share units that can be awarded to any individual during a calendar year will be 100,000 share units.

ELIGIBILITY. Key officers of Equifax Inc. and its divisions, subsidiaries and affiliates are eligible to be granted awards under the Plan. Key officers of Equifax Inc. and its divisions and subsidiaries, a group now consisting of approximately sixty-five persons, including Equifax Inc.'s Chief Executive Officer and other executive officers, have been or will be granted awards under the Plan. Because the number of executives may change and because the selection of additional participants is discretionary, it is impossible to determine the exact number of persons who will be eligible for awards under the Plan during its term.

SHARE UNITS. A share unit represents the right to receive one share of the Company's common stock, plus cash equal to the dividends paid on said share of stock from the date of the share unit award, without payments of any amount to the Company, provided specified performance measures are achieved during a three-year measurement period. Currently, such performance measures are determined by the Company's aggregate earnings per share ("EPS"), aggregate return on equity and other performance measures as may be established by the Committee. The Company proposes amending the Plan by adding two new performance measures, "Economic Value Added"(1) and stock price appreciation. "Economic Value Added" is defined, for a particular fiscal year, as the Company's operating income after taxes, subject to certain adjustments as set forth in the Plan, less the capital charge for using the capital that is needed to generate the Company's after tax operating income. Stock price appreciation is the increase in value of the Company's Common Stock as determined by the closing price of the common stock on the New York Stock Exchange on any given date. Upon approval of the proposed amendments, the Committee may, in selecting a performance measure, select one of the above measures or a combination thereof. The measurement period for share units shall be a three-year period, commencing at the beginning of the fiscal year in which a grant is made. The Committee shall establish measurement targets to be obtained by the Company within each three-year period. In calculating earnings for the purpose of certifying that a performance target has been achieved, the Committee will exclude significant unusual charges or income, including gains and losses resulting from divestitures, currency fluctuations or changes in accounting, which are distortive of results year over year either on a segment or consolidated basis. "Significant unusual" items are items which are unusual as to their frequency or as to their size, as defined under generally accepted accounting principals. In addition, the Committee will adjust the calculation to exclude the effect on EPS of changes in the Internal Revenue Code or other tax laws, or the regulations relating thereto.

Attainment of the primary target will result in 100% of share unit value being paid, and no payment will be made if a minimum target is not achieved. Attainment of performance above or below the primary target will result in a proportionate increase or decrease in payment of the share units value.

Payment of a share unit award will be made upon a determination by the Committee that the Company has achieved established measurement goals for the three-year period. Upon adoption of the proposed amendments, the Committee shall have the discretion to reduce some or all of an award even though an established target is attained. Payment of share units shall be made in shares of common stock, plus cash representing dividends; provided, however, a participant may notify the Committee of a preference to surrender up to one half of the stock he or she is entitled to receive, and in lieu thereof, receive an amount in cash representing the fair market value of the stock surrendered. The Committee may, in its sole discretion, approve or disapprove such preference. The "fair market value" of shares of the Company's common stock is currently deemed to be the closing sale price thereof on the New York Stock Exchange on the last business day of a measurement period. Upon adoption of the proposed amendments, the "fair market value" of shares shall be the closing sale price thereof on the New York Stock Exchange on the day the share unit payouts are approved by the Committee.


(1)   "Economic Value Added" is a registered trademark of Stern Stewart & Co.

SHARES OF STOCK SUBJECT TO THE PLAN. As originally adopted, the total number of shares of common stock issuable under the Plan could not exceed 600,000 shares. However, the Plan provides that in the event of any change in the Company's outstanding common stock by reason of a stock split, stock dividend, merger or similar events, such equitable adjustment shall be made in the Plan and awards as deemed necessary by the Committee. In November 1989, the Company effected a 100% stock dividend, and in November 1995, the Company effected a 2-for-1 stock split. After adjustment for these events, a total of 1,145,935 common shares have already been distributed under the Plan, leaving 1,254,065 shares available for issuance thereunder.

ASSIGNMENT. No award under the Plan shall be assignable or transferrable.

DEATH, DISABILITY, RETIREMENT OR CHANGE IN CONTROL. Generally, in the event of the death, disability or retirement of a holder of share units, such units shall be payable at the end of the measurement period in proportion to the service of the employee during such period. Generally, if any participant shall cease to be employed for any reason other than death, disability or retirement, prior to the end of a measurement period the participant's rights to any share unit award shall terminate. Notwithstanding these provisions, in the event of a change in control of the Company, a participant is entitled to receive, in lieu of the cash and stock represented by the share unit, an amount in cash equal to the fair market value of the stock, plus any cash said participant would have received in the absence of a change in control. Such payment shall be made within 60 days following the end of the applicable measurement period. "Fair Market Value" is the highest price at which the common stock of the Company traded on the New York Stock Exchange during the 3 months immediately prior to such change in control.

AMENDMENT AND TERMINATION. The Committee may amend, suspend or terminate the Plan so long as such action does not adversely effect any rights or obligations with respect to share unit awards already outstanding under the Plan. Unless approved by the shareholders, no amendment of the Plan may increase the maximum number of shares which can be delivered under the Plan. No awards of share units may be made under the Plan after January 31, 2000.

FEDERAL TAX CONSEQUENCES. Under the Internal Revenue Code as presently in effect, a grant under the Plan of share units will have no federal income tax consequence. The payment of share units, whether paid in shares of common stock, or a combination of common stock and cash, is taxable to a participant as ordinary income. All amounts taxable to employees under the Plan in respect of share units generally are deductible by the Company as compensation. Upon a sale of common stock acquired under the Plan, the participants realize long or short-term gain or loss, and the Company receives no further deduction.

Approval of the Plan, as amended, requires the affirmative vote of a majority of the Company's outstanding shares voted at the meeting at which a quorum is present. A quorum exists if one-half of all shares of the capital stock of the Company entitled to vote at the meeting are present, either in person or represented by proxy. Abstentions and broker non-votes are each included in determining the number of shares present and voting with each being tabulated separately. Abstentions are counted in tabulations of votes for passage of this proposal. Broker non-votes are counted as abstentions.

The Board of Directors recommends a Vote FOR Proxy Item No. 2.

                          PROXY ITEM NOS. 3 THROUGH 6
                            TO AMEND AND RESTATE THE
                           ARTICLES OF INCORPORATION

The Board of Directors has approved the amendment and restatement of the Articles of Incorporation of the Company in the form attached hereto as Exhibit B (the "Restated Articles") and recommended that the Company's shareholders consider and adopt the Restated Articles at the Annual Meeting of Shareholders. The current Articles of Incorporation (the "Articles") of the Company were last restated in full in 1931. Since that time, the Articles as well as the applicable corporate law provisions have been amended numerous times. The proposed Restated Articles will modernize the Company's current Articles by taking advantage of the most recent provisions of the current Georgia Business Corporation Code (the "Georgia Code") and by deleting provisions of the current Articles which are unnecessary, ineffective or otherwise inappropriate as a result of revisions to applicable law since 1931. If Proxy Item Nos. 3 through 6 are approved, the Restated Articles will become effective upon filing of the Articles of Restatement with the Secretary of State of the State of Georgia. Proxy Item Nos. 3 through 6 are primarily intended to modernize the Articles generally and to enhance the flexibility of the Company to respond in a timely fashion to opportunities in the capital markets as they arise. Although the Restated Articles are not proposed for the purpose of discouraging or rendering unsolicited takeover attempts more difficult, certain provisions of the Restated Articles could be deemed to have a potential anti-takeover effect.

                        APPROVAL OF AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                      TO INCREASE AUTHORIZED COMMON STOCK
                               (PROXY ITEM NO. 3)

The Board of Directors of the Company has adopted a resolution unanimously approving and recommending to the Company's shareholders for their approval an amendment to the current Restated Articles of Incorporation of the Company (the "Articles") increasing the authorized Common Stock of the Company from 250,000,000 to 300,000,000 shares.

The Company's current Articles provide that the Company is authorized to issue up to 250,000,000 shares of Common Stock. Approximately 169,000,000 Common Shares are currently issued and approximately 6,000,000 additional Common Shares are estimated to be reserved for issuance in connection with the Company's employee benefit plans. Accordingly, approximately 75,000,000 authorized but unissued and unreserved Common Stock are available for general use by the Company on an unrestricted basis. The proposed amendment would increase the authorized Common Stock of the Company from 250,000,000 shares to 300,000,000 shares.

The Board of Directors recommends the increase in authorized Common Stock to enable the Company to have additional shares available for issuance in connection with future acquisitions, public or private offerings, conversions of convertible securities, employee benefit plans, stock splits effected in the form of stock dividends, and other general corporate purposes. Increasing the authorized Common Stock will give the Company greater flexibility and will allow the Company to issue additional Common Stock for the purposes described above, subject to the requirements of the New York Stock Exchange.

The Company has no current plans, agreements or arrangements for the issuance of additional Common Stock, other than the issuance of shares pursuant to its stock option and other employee benefit plans.

The additional authorized shares of Common Stock would also be available for issuance (subject to further shareholder approval if required by law or stock exchange rules as noted above) at such times and for such proper corporate purposes as the Board of Directors may approve, including possible future financing and acquisition transactions. Depending upon the nature and terms thereof, such transactions could enable the Board to render more difficult an attempt by a third party to obtain control of the Company. For example, the issuance of shares of Common Stock in a public or private sale, merger, or similar transaction would increase the number of the Company's outstanding shares, thereby diluting the interest of a party seeking to acquire control of the Company.

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is needed for the approval of this proposal. Abstentions and broker non-votes will have the same effect as a vote against the proposal.

The Board of Directors Recommends a Vote FOR Proxy Item No. 3.



                        APPROVAL OF AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                   TO AUTHORIZE "BLANK CHECK" PREFERRED STOCK
                               (PROXY ITEM NO. 4)

The Board of Directors of the Company has adopted a resolution unanimously approving and recommending to the Company's shareholders for their approval, an amendment to the current Articles to authorize 10,000,000 shares of "blank check" preferred stock (the "Preferred Stock"), issuable in one or more series. The term "blank check" preferred stock refers to stock for which the designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights (subject to the limitations described below), qualifications, limitations or restrictions thereof (collectively, the "Designations") are determined by the board of directors of a company.

The Articles of the Company currently authorize 50,000 shares of Class A Preferred Stock without par value. The current Articles provide that the maximum capital stock of the Company shall be 250,000,000 shares of Common Stock and 50,000 shares of Class A Preferred Stock.

The preferences, rights and terms of the Class A Preferred Stock are expressly set forth in Article 8, which does not provide any flexibility to modify the terms and conditions of the Class A Preferred Stock. None of the Class A Stock has been outstanding since December 31, 1958. The Board of Directors has recommended the authorization of new modern "blank check" preferred stock because it is highly unlikely that the Company would use the existing Class A Preferred Stock for corporate financing or other purposes in view of the fixed and outdated terms of the Class A Preferred Stock. Management believes that the lack of flexible modern "blank check" Preferred Stock greatly reduces the ability of the Company to utilize preferred stock in response to rapidly developing acquisition and corporate financing opportunities. Upon adoption of modern "blank check" provisions, the Class A Preferred Stock would remain authorized, but the Company does not intend to issue any Class A Preferred Stock.

Under the proposed amendment, the Board could authorize the issuance, at any time or from time to time, of one or more series of Preferred Stock subject to further shareholder approval if required by law or stock exchange rules as noted above. In addition, the board would determine all designations, relative rights, preferences, and limitations of such stock including but not limited to the following: designation of series and numbers of shares; dividend rights; rights upon liquidation or distribution of assets of the Company; conversion or exchange rights; redemption provisions; sinking fund provisions; voting rights, provided that the holders of shares of Preferred Stock will not be entitled to more than one vote per share. No holder of shares of the Company will have any preemptive rights to acquire any securities of the Company.

The Board of Directors is required to make any determination to issue shares of Common Stock or Preferred Stock based on its judgment as to the best interests of the shareholders and the Company. The Board of Directors could issue shares of Preferred Stock that could, depending on the terms of such series, make more difficult an attempt to obtain control of the Company by merger, tender offer, proxy contest or other means, although the Board of Directors has no intention of doing so and has limited the voting power of thePreferred Stock to one vote per share to reduce such an effect. Even though voting rights of preferred stock are limited as described above, the issuance of Preferred
Stock could have the effect of discouraging unsolicited takeover attempts.

While the Company may consider effecting an equity offering of Common or Preferred Stock or otherwise issuing such stock in the future for purposes of raising additional capital or acquisitions, the Company, as of the date hereof, has no agreements or understandings with any third party to effect any such offering or acquisition, or to purchase any shares offered in connection therewith, or to vote any such shares, and no assurances are given that any offering will in fact be effected or that an acquisition pursuant to which such shares may be issued will be proposed and consummated. Therefore, the terms of any Preferred Stock subject to this proposal cannot be stated or estimated with respect to any or all of the securities authorized.

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is needed for approval of this proposal. Abstentions and broker non-votes will have the same effect as a vote against the proposal.

The Board of Directors Recommends a Vote FOR Proxy Item No. 4.

                        APPROVAL OF AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                     TO ADOPT THE MINIMUM SHAREHOLDER VOTE
                  REQUIRED UNDER CURRENT STATE OF GEORGIA LAW
                               (PROXY ITEM NO. 5)

The Georgia Code provides that shareholder approval of mergers, mandatory share exchanges and amendments to the articles of incorporation generally require the approval of a majority of the votes entitled to be cast, unless the articles of incorporation provide otherwise. The Company's current Articles require the approval of the holders of two-thirds of the outstanding Common Stock to approve amendments to the Articles of Incorporation and mergers. The Board has adopted a resolution unanimously approving and recommending to the Company's shareholders an amendment to the current Articles conforming the minimum vote required for shareholder action to the current provisions of the Georgia Code, except for certain amendments relating to the Board of Directors. If Proxy Item No. 5 is approved, shareholder approval of amendments to the Articles of Incorporation (except as noted below), mergers and mandatory share exchanges would require the affirmative vote of a majority of the votes entitled to be cast, rather than two-thirds of the outstanding Common Stock as currently required.

The Board is recommending the approval of several amendments to the Articles which currently require the affirmative vote of the holders of at least two-thirds of the outstanding Common Stock. Although the Company has never failed to obtain the two-thirds vote required to amend its Articles in connection with any proposal by the Board of Directors in the past, the Board believes that the lesser affirmative vote requirement for amending the Articles would reduce the costs of future proxy solicitations and offer the Company and its shareholders greater flexibility and ease in taking advantage of current corporate developments which may be in the best interests of the Company and its shareholders.

The proposed Restated Articles contain provisions relating to the authority and structure of the Board of Directors substantially similar to the provisions currently contained in the Company's Articles of Incorporation and By-laws, with several minor revisions described in Proxy Item No. 6. Consistent with the current Articles, amendments to the provisions of the Restated Articles relating to the Board of Directors or shareholder adoption of By-laws with respect thereto would continue to require the approval of two-thirds of the outstanding Common Stock, notwithstanding the approval of Proxy Item No. 6, unless such amendments were approved by two-thirds of the Board of Directors.

The Company has no plans and is not aware of any plans or intent of any person or entity regarding a merger or business combination involving the Company. The proposed amendment generally enhances the ability of shareholders to take corporate action on mergers involving the Company by eliminating the existing two-thirds supermajority vote required for mergers.

The affirmative vote of the holders of at least two-thirds of the outstanding shares of Common Stock is needed for approval of this proposal. Abstentions and broker non-votes will have the same effect as a vote against the proposal.

The Board of Directors Recommends a Vote FOR Proxy Item No. 5.

                        APPROVAL OF AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
            TO MODERNIZE AND CONFORM TO CURRENT STATE OF GEORGIA LAW
                               (PROXY ITEM NO. 6)

The Board of Directors adopted all of the foregoing amendments as part of a complete restatement of the Company's Articles of Incorporation. From time to time the Company is required to deliver copies of its Restated Articles of Incorporation, as amended, to governmental and private entities in connection with its business activities. The total number of pages of the Company's current Articles, which have been amended several times since 1931, exceeds 75 pages. By deleting ineffective and unnecessary provisions, the proposed Restated Articles will update the Company's current Articles to be consistent with the Georgia Code as well as eliminate the number of separate documents which are now required.

As noted above, the Georgia Code has been revised extensively since the last time the Company's Articles of Incorporation were restated in full. As of result of these revisions, many of the provisions of the current Articles are unnecessary, ineffective or otherwise inappropriate under modern law. For example, the modern Georgia Code provides that every corporation has a perpetual duration and may engage in any lawful business unless its articles provide otherwise. Accordingly, lengthy provisions in the articles of incorporation limiting the duration of a corporation and specifying the nature of the business to be conducted are no longer necessary. The proposed Restated Articles incorporate a number of these types of changes, including the following.

      Article 1, Object of the Corporation. This provision is no longer required by the Georgia Code and has been deleted.

      Articles 2, 3, 5, 7 and 12, Nature of Business and Corporate Powers. The Georgia Code sets forth all the powers and authority of a corporation, unless the articles specifically provide for more limited power and authority, and therefore, these provisions have been deleted.

      Article 4, Principal Place of Business. This provision is no longer required by the Georgia Code and has been deleted.

      Article 10, Preemptive Rights. The Georgia Code provides that shareholders do not have preemptive rights except to the extent the articles of incorporation so provide, and therefore, the provision expressly denying preemptive rights has been deleted.

      Article 14, Inspection of Company Records. Eliminating inspection rights for shareholders owning less than five percent of the outstanding Common Stock is inconsistent with the current Georgia Code and has been deleted.

      Article 15, Duration of the Company. The Georgia Code provides for perpetual duration unless the Articles provide otherwise, and therefore this provision has been deleted.

In addition to the foregoing provisions, the Restated Articles include the provisions listed below which are intended to update the Company's current Articles to be consistent with the current Georgia Code:


LIMITATION OF LIABILITY OF DIRECTORS

In 1987, the Code was amended to permit a Georgia corporation to include in its articles of incorporation a provision that limits or eliminates, with certain exceptions, a director's personal liability for monetary damages resulting from a breach of his or her fiduciary duty of care to the corporation. Proposed
Article V to the Company's Restated Articles eliminates, to the maximum extent permitted by the Code, a director's liability to the Company and its shareholders for monetary damages for breach of his or her fiduciary duty of care or other duty as a director by reason of any act or omission occurring after Article V becomes effective. Article V does not, however, eliminate or limit a director's liability for (i) any appropriation in violation of his or her duties, of any business opportunity of the Company, (ii) any act or omission involving intentional misconduct or a knowing violation of law, (iii) the payment of unlawful dividends, stock repurchases, or redemptions or other distributions, or (iv) a transaction in which the director receives an improper personal benefit. Furthermore, it does not limit liability for claims against a director arising out of his or her role as an officer or in any other capacity, nor does it affect the director's responsibilities under the federal securities laws or any other law. Because the Directors may have a beneficial financial interest in this proposal, they may be deemed to have a conflict of interest in recommending it to the shareholders.

The Board of Directors believes that the diligence exercised by directors arises primarily from their desire to act in the best interests of the corporation and not from fear of monetary damage awards. The Board also believes, however, that effective corporate governance is hindered by the threat of personal liability for business judgments made in good faith by directors and the threat of lawsuits seeking to establish liability for good faith business judgments. Consequently, the Board believes that the elimination of liability provided by Article V will not affect the level of scrutiny and care exercised by directors, but will instead serve the Company's best interests by enhancing its ability to attract and retain qualified non-employee directors. The measures limiting the liability of directors are not being proposed in response to any specific resignation, threat of resignation, or refusal to serve by any present or potential member of the Board of Directors. The Company intends to continue to provide liability insurance for its directors and officers, to the extent such insurance is available to the Company on satisfactory terms, regardless of whether the shareholders approve this Proposal. Article V will effectively eliminate a potential cause of action against a director of the Company for damages for an alleged violation of the director's fiduciary duty to the Company. Management is not aware of any presently pending or threatened lawsuits to which Article V would apply if it were currently in effect.


INDEMNIFICATION OF DIRECTORS AND OTHERS

The Code allows a Georgia corporation to include in its articles of incorporation, by-laws or agreements between the corporation and its directors, officers and employees, provisions expanding the rights to indemnification beyond that otherwise provided by the Code. The Code provides a detailed statutory framework covering indemnification of officers, directors or other agents of the corporation ("Indemnified Parties") who have been or are threatened to be made parties to any legal proceeding by reason of their service to a corporation. Under Georgia law, indemnification must be made to Indemnified Parties who have been successful "on the merits or otherwise" with respect to the defense of any such proceeding, but Georgia law does not require indemnification in any other circumstance. The Company may not, however, indemnify persons who acted in a manner that they did not believe in good faith to be in or not opposed to the best interests of the Company, or with respect to any criminal proceeding, that they had reasonable cause to believe was unlawful. The Code permits a corporation to advance expenses incurred in defending such a proceeding if the Indemnified Party undertakes to repay such sums in the event it is later determined that he or she should not have been indemnified.

The Board of Directors believes it is appropriate to provide mandatory indemnification to its officers and directors in response to the increasing hazard of unfounded litigation directed against directors and officers and its related expense and the Company's potential liability to continue to attract and retain qualified directors and officers in light of these circumstances. Because the directors may have a beneficial financial interest in its adoption, they may be deemed to have a conflict of interest in recommending this Proposal to the shareholders. At present, there is no pending litigation or proceeding involving a director or officer of the Company for which indemnification would be required or permitted. Management is not aware of any threatened litigation or proceeding that could result in a claim for indemnification by any director or officer.


AUTHORITY AND STRUCTURE OF THE BOARD OF DIRECTORS

The proposed Restated Articles contain provisions relating to the authority and structure of the Board of Directors that are substantially similar to the provisions currently contained in the Company's By-laws. The current Articles and By-laws of the Company provide that the Directors shall consist of not less than nine nor more than fifteen shareholders and the number of Directors shall be determined from time to time by the Shareholders. The proposed Restated Articles provide that the number of Directors shall be not less than nine nor more than twenty shareholders, and shall be fixed within such range by the Board of Directors. Both the current By-laws and the proposed Restated Articles provide that the Board shall be the total number of directors divided into three classes, each consisting, as nearly as possible, of one-third the total number of directors constituting the entire Board of Directors, with one class of directors standing for election to three-year terms at each annual meeting.

If Proxy Item No. 6 is not approved, the current Articles as heretofore amended, will be retained and modified to the extend required to implement any of the foregoing Proxy Items submitted to shareholders which are adopted.

The affirmative vote of the holders of at least two-thirds of the outstanding shares of Common Stock is needed for the approval of this proposal. Abstentions and broker non-votes will have the same effect as a vote against the proposal.

The Board of Directors Recommends a Vote FOR Proxy Item No. 6.



                                  APPROVAL OF
                         INDEPENDENT PUBLIC ACCOUNTANTS
                               (PROXY ITEM NO. 7)

The firm of Arthur Andersen LLP, independent public accountants, is recommended to the shareholders to audit the accounts and financial statements of the Company for the year 1996. This firm has served in this capacity since 1948. Representatives of the firm will be present at the shareholders' meeting and shall have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

The Board of Directors recommends a Vote FOR Proxy Item No. 7.

                                 OTHER MATTERS

SECURITIES EXCHANGE ACT OF 1934: Under the securities laws of the United States, the Company's Directors, Executive Officers and certain other Officers, and any persons holding more than ten percent of the Company's common stock are required to report their ownership of the Company's common stock and any changes in that ownership to the Securities and Exchange Commission and any exchange on which its stock is traded. Specific due dates for these reports have been established, and the Company is required to report in this proxy statement any failure to file by these dates. All of these filing requirements have been satisfied by its Directors and Officers. In making these statements, the Company has relied on the written representations of its Directors and Officers and copies of the reports that they have filed with the Commission.

SHAREHOLDER PROPOSALS: To be considered for inclusion in the Proxy Statement for the Annual Meeting of Shareholders to be held in 1997, shareholder proposals must be received by the Company at its Company Headquarters in Atlanta, Georgia on or before November 24, 1996.

Management is not aware at this date that any other business matters will come before the meeting. If, however, any other matters should properly come before the meeting, it is the intention of the persons named in the proxy to vote thereon in accordance with their judgment.

                                              EQUIFAX INC.



                                              T. H. Magis
                                              Secretary

Atlanta, Georgia
March ___, 1996

                                  EXHIBIT "A"


                                  EQUIFAX INC.
              1988 PERFORMANCE SHARE PLAN FOR OFFICERS, INCLUDING
                              PROPOSED AMENDMENTS


                                   ARTICLE I

                                    PURPOSE

The purpose of the plan is to provide incentive to key Officers of the corporation (Equifax Inc. and/or its subsidiaries) who contribute in a substantial degree to the long-term success of the Company, to provide a means for such Officers to participate in such success and to assist in attracting and retaining the highest quality people in key executive positions.



                                   ARTICLE II

                                  DEFINITIONS

The following words and phrases shall have the respective meanings set forth below (unless the context indicates otherwise).

(1) "Approval of Shareholders" shall mean the affirmative vote of the holders of at least a majority of the shares of common stock of the Company then outstanding.

(2) "Committee" shall mean the Management Compensation Committee of the Equifax Inc. Board of Directors, as the same from time to time may be constituted.

(3) "Common Stock" means the Common Stock, $2.50 par value per share, of the Company.

(4)      "Company" shall mean Equifax Inc.

(5) "Earnings Per Share" shall mean, with respect to any fiscal year of the Company, the Company's primary earnings per share after taxes from continuing operations for such fiscal year, as determined in accordance with generally accepted accounting principles consistently applied, as shown in the (consolidated) financial statements of the Company for such fiscal year certified by its independent certified public accountants, but excluding capital gains or losses, extra-ordinary items (including any acquisition or divestiture which is reported on Form 8-K) and the amount accrued for the expense of this plan, all on an after-tax basis, based on applicable tax law on the date the Share Unit is awarded, so that any change or changes in any tax or accounting law or regulation during the course of the Measurement Period will be disregarded in determining the amount of awards to be distributed following the close of the Measurement Period.

(6) "Economic Value Added" or "EVA" shall mean, with respect to any fiscal year of the Company, the Company's operating income after income taxes ("NOPAT") less a capital charge for using the capital that is needed to generate the Company's NOPAT. NOPAT is defined to be the Company's operating income, plus goodwill amortization and imputed interest on operating leases, all on an after tax basis. Operating income shall be determined in accordance with generally accepted accounting principles consistently applied, as shown in the (consolidated) financial statements of the Company for such fiscal year certified by its independent certified public accountants, but excluding capital gains or losses, extra-ordinary items (including any acquisition or divestiture which is reported on Form 8-K) and the amount accrued for the expense of this plan, all on an after-tax basis, based on applicable tax law on the date the Share Unit is awarded, so that any change or changes in any tax or accounting law or regulation during the course of the Measurement Period will be disregarded in determining the amount of awards to be distributed following the close of the Measurement Period. Capital charge is determined by multiplying (a) capital by (b) the cost of capital. The cost of capital is the weighted average cost of the Company's debt and shareholder's equity, as determined on a consistent basis.
         Capital is defined as the Company's total assets, less (a) current liabilities, (b) cash and cash equivalents (c) deferred income tax assets, and (d) intangible assets recorded under Statement of Financial Accounting Standards No. 87, "Employers' Accounting for Pensions," plus (a) accumulated goodwill amortization, (b) present value of operating leases, (c) short-term debt and current maturities of long-term debt and (d) implied goodwill relating to acquisitions accounted for on a "pooling of interest" basis.

(7) "Eligible Officer" shall mean Equifax Inc. elected Officers and any other key Officer of Equifax Inc. or a subsidiary or division of Equifax Inc. as determined by the Committee, from time to time, including any such Officer who is a Director. An Eligible Officer shall not include an Officer who is not a full-time employee, even though said Officer is a Director, except that a person who was an Eligible Officer and a Director immediately prior to his retirement as an employee of the Company shall continue to be an Eligible Officer so long as he retains his position as an Officer and Director.

(8) "Measurement Period" shall mean the three fiscal years of the Company commencing with the fiscal year 1988, provided awards of share units are made prior to July 31, 1988; otherwise, it shall mean the three fiscal years of the Company commencing with the fiscal year following that in which the award of a particular share unit is made; except that the Measurement Period for a Share Unit awarded in the first quarter of the fiscal year shall be the three fiscal years of the Company commencing with the fiscal year in which the award is made.

(9) "Return on Equity" shall mean, with respect to any Measurement Period, the percentage determined by dividing the sum of the Company's net earnings after taxes from continuing operations, as shown in the financial statements of the Company for such fiscal years certified by its independent certified public accountants, but excluding capital gains or losses, extraordinary items (including any acquisition or divestiture which is reported on Form 8-K) and the amount accrued for the expense of this plan, all on an after-tax basis, for the three fiscal years included in the Measurement Period by the sum of the shareholders' equity of the Company as of the beginning of each such year, based on applicable tax law on the date the Share Unit is awarded, so that any change or changes in any tax or accounting law or regulation during the course of the Measurement Period will be disregarded in determining the amount of awards to be distributed following the close of the Measurement Period.

(10) "Share Unit" shall mean the right to receive, subject to the provisions of Articles V and VI of this plan, one share of Common Stock plus an amount of cash equivalent to all cash dividends that would have been paid to the holder of such Share Unit, if one share of Common Stock had been issued to the holder on the date the Share Unit was issued. Provided, however, that in no event will such cash equivalent to dividends be paid on any Share Units forfeited.



                                  ARTICLE III

                                  ELIGIBILITY

All Equifax Inc. elected Officers, and any other key Officers of Equifax Inc. or its subsidiaries or divisions, as determined by the Committee, from time to time, shall be eligible for participation in this plan.



                                   ARTICLE IV

                           ADMINISTRATION OF PLAN AND
                           SELECTION OF PARTICIPANTS

This plan shall be administered by the Committee, and the Committee shall (1) construe and interpret the plan, (2) make such reasonable rules and regulations for the administration of the plan as it deems advisable, and (3) determine, from time to time, those Officers who are to be awarded Share Units and the number of Share Units to be awarded to each such Officer. No participant may be awarded more than 100,000 share units during any fiscal year. In construing and interpreting the plan, including the appropriateness of the forfeiture provisions, the Committee is authorized to modify, from time to time, such forfeiture provisions so as to eliminate forfeitures of Share Units where, in the Committee's judgment, circumstances encountered over the Measurement Period warrant such modification. Any determination by the Committee in administering, interpreting or construing the plan in accordance with this Article shall be final, binding and conclusive for all purposes and upon all interested persons.

                                   ARTICLE V

                        NUMBER OF SHARES SUBJECT TO PLAN
                  ADJUSTMENTS, EFFECTIVE DATE AND TERMINATION

Subject to the provisions hereafter in this Article set forth, the number of shares of Common Stock issued under this plan shall not exceed 600,000. In the event that the Common Stock should, as a result of a stock-split, stock dividend, reclassification, reorganization, recapitalization, combination of shares or any other similar change, be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of any affiliated corporation or entity, the number of shares of Common Stock then subject to Share Units previously granted and then outstanding, and the remaining shares of Common Stock which may be issued under this plan, shall be appropriately adjusted by the Committee to reflect such change or exchange; provided, however, that any fractional shares resulting from any such adjustments shall be disregarded and the number of shares rounded to the next lower whole number. If any Shares of Common Stock represented by Share Units awarded under this plan are forfeited, canceled, or otherwise fail to be issued, whether for failure to satisfy the conditions set forth in Article VI hereof or otherwise, such Common Stock shall return to the status of authorized but unissued under the plan. Subject to the approval of the shareholders of the Company, this plan shall become effective for the year commencing January 1, 1988. No Share Units may be awarded under this plan after January 31, 2000.



                                   ARTICLE VI

                         RIGHT TO RECEIVE COMMON STOCK
                            AND DIVIDEND EQUIVALENTS

Subject to the provisions of Article V and this Article VI, the holder of each Share Unit shall be entitled to receive the Common Stock and cash to which such unit entitles him or her as soon as practical after the end of the Measurement Period with respect to that unit; provided, however, that:

(a) Each Share Unit awarded under the plan shall be forfeited and canceled in all respects, and no Common Stock or cash shall be delivered or paid to the holder thereof, in the event that:

         (i) The employment of such holder by the Company is terminated, either voluntarily or involuntarily, by the Company or the holder, for any reason whatsoever (subject to the provisions of Article VII hereof) prior to the end of the Measurement Period for that Share Unit, or

         (ii) The employment status of the holder has changed prior to the end of the Measurement Period for that Share Unit so that the holder is no longer an Eligible Officer.

         (iii) The Return on Equity for the initial Measurement Period for such Share Unit is less than twenty percent (20%).

(b) A portion, or all, of each award of Share Units shall be forfeited and canceled in all respects, and no Common Stock or cash shall be delivered or paid with respect to the portion of such award so forfeited and canceled, in the event that the aggregate Earnings Per Share for the initial Measurement Period with respect to the Share Units which were the subject of such award is not at least equal to an index of 399 (or 15% compounded rate of increase) of the Earnings Per Share for the fiscal year (the "Base Year") immediately preceding such Measuring Period. The portion of each such award to be forfeited shall be determined in accordance with the following table:

             If Aggregate Earnings Per
           Share for Measurement Period
            as an index of Earnings Per                                Percentage of Share
              Share for Base Year is                                     Units Forfeited
           ----------------------------                                -------------------

            At Least     But Less Than
             399              ---                                             None
             381              399                                              10%
             364              381                                              25%
             350              364                                              50%
             ---              350                                             100%

(c) The Committee shall establish, for each Measurement Period commencing after 1995, the Company goals based on one or more of the following measures: (a) aggregate Earnings Per Share, (b) aggregate Return on Equity, (c) Economic Value Added and/or (d) the Company's common stock price. The Committee may also establish such additional goals as the Committee, in its discretion, deems appropriate. These goals will be established on or before the date any Share Units relating to said Measurement Period are awarded. The goals will be established with consideration given to the economic conditions existing at the time said goals are established. A portion, or all, of each award of Share Units shall be forfeited and canceled in all respects, and no Common Stock or cash shall be delivered or paid with respect to the portion of such award so forfeited and canceled, in the event that the goals established for the Measurement Period are not achieved, all as prescribed by the Committee. The Committee shall cause each holder of Share Units to receive written notice of the goals established for the Measurement Period to which said Share Units relate, along with the forfeiture provisions relating to said Share Units. Even though performance goals established for each Measurement Period are met or exceeded, the Committee shall have the discretion, by participant, to reduce the amount of an award that would otherwise be paid or to determine that no portion should be paid. The Committee may not increase the amount of an award that would otherwise be paid.

Nothing contained in this Article VI or elsewhere in this plan shall eliminate, impair or otherwise affect the right of the Company to terminate or change the employment of any Officer at any time, and the award of Share Units to any such Officer shall not be deemed to, and shall not, result in any agreement, expressed or implied, by the Company to retain such employee in any specific position or in its employ for the duration of the Measurement Period with respect to such Share Units or for any other period. Subject to the provisions of this paragraph, each holder of Share Units may elect, by delivering written notice of such election to the Secretary of the Company during the period defined below, to surrender his or her right to receive up to one-half of the Common Stock that would otherwise be issued with respect to such Share Units at the end of the Measurement Period, in exchange for the right to receive an amount of cash equal to the "Fair Market Value," as defined below, of the shares of Common Stock the right to which is so surrendered. In order to be effective, such written notice of election must be delivered to the Secretary of the Company during a period beginning on the third business day following release for publication (in the manner hereinafter set forth) of the Company's quarterly statements of sales and earnings for the third fiscal quarter of the third fiscal year of the Measurement Period and ending on the twelfth business day following said release for publication. Any such election shall be subject to the right of the Committee to disapprove the same, in whole or in part, at any time after such election but prior to the issuance of shares of Common Stock with respect to the particular Share Unit in accordance with the provisions of this plan. In the event of the death, disability or retirement of the Officer holding the Share Units, at any time during the Measurement Period to which said Share Units relate, the award shall be distributed as provided in
Article VII hereof regardless of any election made by such Officer. The release for publication of the Company's quarterly statements as referred to in the first sentence of this paragraph shall be deemed to have been made at the time such data appears (i) on a wire service, (ii) in a financial news service,
(iii) in a newspaper of general circulation or (iv) is otherwise made publicly available. For purposes of this paragraph, the "Fair Market Value" of the Common Stock shall be deemed to be the closing sale price thereof on the New York Stock Exchange on the day the Committee approves the payout of each award of Share Units, if any. In the event such date is not a business day or the shares of Common Stock did not trade on such business day, the "Fair Market Value" shall be deemed to be the closing sale price on the last previous day on which trading occurred in the Common Stock on such Exchange.

                                  ARTICLE VII

              DEATH, DISABILITY OR RETIREMENT OF ELIGIBLE OFFICER
                      OR CHANGE IN CONTROL OF THE COMPANY

(a) In the event of the termination of employment with the Company during any Measurement Period of any Officer who then holds Share Units under this plan by reason of the death or disability or retirement of such Officer, the Committee may, but shall not be obligated to waive the continuation of the employment requirement set forth in paragraph
         (a)(i) of Article VI above. In the event that such requirement is waived, such Officer or his estate, as the case may be, will be entitled to receive an award in cash equivalent to a pro rata portion of the amount which said Officer would have received, if the employment of such Officer had continued through the Measurement Period for such Share Units. For purposes of Article VI and this
         Article VII, an Eligible Officer shall not be deemed to have terminated his employment although he retires from said employment, if he continues to serve as an elected Officer of Equifax Inc. or a subsidiary of the Company and to serve as a Director of Equifax Inc.; said Officer shall be deemed to have terminated his employment when his term of office expires and he is not re-elected thereto, or when he is removed or resigns from office, if earlier.

(b)      This pro rata portion shall be computed as follows:

         (i) The shares of Common Stock shall be replaced with a cash amount equivalent to the "Fair Market Value" of said shares, as described in Article VI hereof;

         (ii) The sum resulting from the immediately preceding calculation will be added to the other cash portion of the award representing dividend equivalents, as described in Article II
                 (9) hereof;

         (iii) The resulting sum will be multiplied by a fraction, the numerator of which shall be the number of full calendar months during the Measurement Period prior to the Officer's death, disability or retirement and the denominator of which shall be thirty-six (36).

(c) In the event of the termination of employment with the Company, for any reason, of any Officer after completing a Measurement Period, but before distribution of his award is made, such Officer or his estate, as the case may be, will be entitled to receive the shares of Common Stock and cash represented by the Share Units held by such Officer at the end of the Measurement Period to the same extent, in the same manner and at the same time as if the employment of such Officer had not terminated.

(d) If there is a "change in control of the Company," as hereinafter defined, during any Measurement Period, then, notwithstanding any other provision of this plan to the contrary, any Officer holding any Share Unit shall be irrevocably entitled to receive, in lieu of the cash and stock represented by the Share Unit, an amount in cash which is equal to the Fair Market Value of the stock, plus the cash which said Officer would have received in the absence of such "change of control of the Company," and said Officer shall be so entitled regardless of whether there is a change in employment status subsequent to such "change in control of the Company." Such payment will be made within sixty (60) days following the end of the applicable Measurement Period. In determining the amount of such cash payment, the aggregate Earnings Per Share for the Measurement Period will be the greater of actual Earnings Per Share for the Measurement Period or the result of projecting Earnings Per Share for the entire Measurement Period at the same annually compounded rate of increase of Earnings Per Share actually experienced by the Company over that portion of the Measurement Period prior to such "change of control of the Company." If twelve months of the Measurement Period have not occurred prior to the "change of control of the Company," then aggregate Earnings Per Share for the Measurement Period will be projected to be an amount such that the percentages of forfeitures and cancellations, as provided in Article VI, do not exceed the percentages of forfeitures and cancellations applicable to awards for the most recently completed Measurement Period. In determining the amount of cash payment under this paragraph VII (d), "Economic Value Added" for the Measurement Period will be the lesser of (a) the product of target EVA established for such share unit award multiplied by two, or (b) maximum EVA established for such share unit award. In determining the "Fair Market Value" of the Common Stock for purposes of such payment, the Fair Market Value of the Common Stock shall be the highest price at which the Common Stock of the Company traded on the New York Stock Exchange during the three (3) months immediately prior to the "change in control of the Company."

(e) For purposes of this Article VII, a "change in control of the Company" shall be deemed to have occurred in the event any person, corporation, partnership or other entity, either alone or in conjunction with its "affiliates" as that term is defined in Rule 405 of the General Rules and Regulations under the Securities Act of 1933, as amended, or other group of persons, corporations, partnerships or other entities who are not affiliates, but who are acting in concert, shall own of record or beneficially more than fifty percent (50%) of the outstanding shares of any class of voting stock of the Company.



                                  ARTICLE VIII

                           NO RIGHTS AS SHAREHOLDER;
                           NONALIENATION OF BENEFITS

Until such time as Common Stock represented by a Share Unit is delivered to the holder of such unit, such holder shall have no right, title or interest in any specific share or shares of Common Stock, no right to vote such Common Stock or to receive dividends thereon or any other right or privilege of a shareholder of the Company.

Neither Share Units, the certificates referred to in Article IX below nor any other right or benefit under this plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void and shall not be recognized or given effect by the Company.



                                   ARTICLE IX

                             CERTIFICATES OF AWARD

The Company shall execute and deliver to each Officer awarded Share Units a certificate, in the form prescribed by the Committee, evidencing such award and stating the date thereof and number of Share Units that are the subject of the award.



                                   ARTICLE X

                            REGISTRATION AND LISTING
                                OF COMMON STOCK

The Company may, at its discretion, cause the shares of Common Stock issued under this plan to be registered under the Securities Act of 1933, on Form S-8 or a substantially similar form, and to be registered under any applicable state securities laws, prior to the delivery of such shares. In the event that the issuance of any such shares is not so registered, the Company may require, as a condition to the issuance thereof, that the Officer to whom such shares are to be issued represent and warrant in writing to the Company that the shares are being acquired by him or her for investment for his or her own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such shares within the meaning of that Act, and a legend to that effect may be placed on the certificate(s) representing such shares.

The Company shall cause the shares of Common Stock to be issued under this plan to be listed on each securities exchange on which the Common Stock is listed prior to the delivery of such shares.

                                   ARTICLE XI

                            AMENDMENT, SUSPENSION OR
                              TERMINATION OF PLAN

The Board of Directors of the Company may amend, suspend or terminate this plan in whole or in part at any time; provided that no such amendment, suspension or termination shall adversely affect the rights of the holders of any Share Units then outstanding; and provided further that, without the approval of the shareholders of the Company, no modification of this plan by the Board of Directors shall increase the number of shares of Common Stock which may be issued hereunder.

                                                                       EXHIBIT B

               AMENDED AND RESTATED ARTICLES OF INCORPORATION OF

                                  EQUIFAX INC.


                                       I.

         The name of the Corporation is EQUIFAX INC.

                                      II.

         The Corporation shall have authority to issue Three Hundred Ten Million Fifty Thousand (310,050,000) shares of stock of which Three Hundred Million (300,000,000) shares shall be designated "Common Stock," $1.25 par value per share, and Ten Million Fifty Thousand (10,050,000) shares shall be designated "Preferred Stock," without par value per share. Shares that are reacquired by the Corporation shall be classified as treasury shares unless the terms of such stock provide to the contrary.

         The designations and preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of stock are as follows:

                                  Common Stock

         Subject to all of the rights of the Preferred Stock and Series A Participating Preferred Stock as expressly provided herein, by law or by the Board of Directors pursuant to this Article II, the Common Stock of the Corporation shall possess all such rights and privileges as are afforded to capital stock by applicable law in the absence of any express grant of rights or privileges provided for herein, including, but not limited to, the following rights and privileges:

                 (a) Dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends;

                 (b) The holders of Common Stock shall have the right to vote for the election of directors and on all other matters requiring shareholder action, each share being entitled to one vote; and

                 (c) Upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the net assets of the Corporation available for distribution shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests.

                                Preferred Stock

         The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more series. The description of shares of each series of Preferred Stock, including any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption shall be as set forth in resolutions adopted by the Board of Directors, and articles of amendment shall be filed with the Georgia Secretary of State as required by law to be filed with respect to issuance of such Preferred Stock, prior to the issuance of any such shares.

         The Board of Directors is expressly authorized at any time to adopt resolutions providing for the issuance of, or providing for a change in the number of, shares of any particular series of Preferred Stock and, if and to the extent from time to time required by law, to file articles of amendment which are effective without shareholder action to increase or decrease the number of shares included in each series of Preferred Stock (but not to decrease the number of shares in any series below the number of shares then issued), and to set or change in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms and conditions of redemption relating to the shares of each series. Of the 10,050,000 shares of Preferred Stock, 50,000 shares shall be designated as Class A Preferred Stock wtih the respective designations, preferences and other rights described below:

         (a) The Class A Preferred Stock of the Company shall be entitled in preference to all other shares of Preferred Stock which may be issued by the Company and to the Common Stock, to dividends from earned surplus and/or net earnings at the rate of Six ($6.00) Dollars per share per annum, payable as the board of directors may from time to time determine. Such dividends shall be cumulative from and after the first day of July, 1931, or, in case the shares are issued after the first day of July, 1931, from the date of the issuance of such shares, unless the corporation shall have then established dividend periods with respect to its Class A Preferred Stock, in which event the dividends shall be cumulative from the first day of the current dividend period within which such stock shall have been issued. In any distribution of the assets of the corporation other than by dividends from surplus or net earnings the Class A Preferred Stock shall also have preference over all other shares of Preferred Stock of the corporation and over the Common Stock until there shall have been paid or set apart for payment on each share of the Class A Preferred Stock the sum of One Hundred Five ($105.00) Dollars plus the amount, if any, by which Six ($6.00) Dollars per annum from the date after which dividends due on said shares became cumulative to the date of such distribution, exceeds the dividends actually paid thereon or declared and set apart for payment thereon; provided, however, that securities junior to the Class A Preferred Stock may be retired out of capital and/or surplus, only when net earnings (as defined in paragraph (i) hereof) for twelve consecutive calendar months within the immediately preceding fifteen calendar months shall be in the aggregate and not less than three times the amount payable as dividends from one year upon all of the Class A Preferred Stock then outstanding and when after the retirement of said junior securities, the corporation shall have net assets (exclusive of goodwill and going concern value) of not less than the redemption price of the outstanding Class A Preferred Stock. No share of the Class A Preferred Stock shall be entitled to any dividends from surplus or net earnings in excess of the aforesaid dividends at the rate of Six ($6.00) Dollars per annum nor to any share in any other distribution in excess of said One Hundred Five ($105.00) Dollars plus the amount, if any, by which said Six ($6.00) Dollars per annum from the date after which dividends on said shares become cumulative to the date of such distribution exceeds the dividends actually paid thereon or declared and set apart for payment.
                 (b) Dividends may be paid upon the Common Stock and/or upon any shares which may be issued junior to said Class A Preferred Stock only when dividends have been paid or funds have been set apart for the payment of dividends as aforesaid on the Class A Preferred Stock from the dates after which dividends thereon became cumulative to the beginning of the periods then current with respect to which dividends on the Class A Preferred Stock are usually declared, or if no such period shall have been established, then to the date fixed for the payment of such dividends on the Common Stock, but whenever dividends shall have been paid or funds shall have been set apart for the payment of all dividends on the Class A Preferred Stock as aforesaid, then dividends upon the Common Stock and/or upon any other stock junior to said Class A Preferred Stock which may have been then issued by the corporation and are then outstanding, may be declared payable then or thereafter out of any surplus or net earnings then remaining. After the payment of the limited dividends and/or shares in the distribution of the assets to which the Class A Preferred Stock is expressly entitled in preference to the other issues of stock in accordance with the provisions herein set forth, the Common Stock alone (subject to the rights of any class of stock junior to the said Class A Preferred Stock then outstanding) shall receive all further dividends and shares in distribution.
                 (c) Except as otherwise provided herein, only the Common Stock shall have power to vote, and each holder of such Common Stock shall be entitled to one vote for each share of such stock outstanding in his name on the books of the corporation, which right may be exercised in person or by proxy. This is subject to the right to vote which may be given to any security to be subsequently issued by this corporation. The Class A Preferred Stock shall not entitle any holder thereof to vote at any meeting of stockholders or the election of the corporation or otherwise to participate in any action taken by the corporation or the stockholders thereof except as herein expressly provided, and except for those purposes, if any, for which said right cannot be denied or waived under the laws of the State of Georgia.
                 (d) Upon the affirmative vote of a majority of the board of directors of the corporation at any regular meeting or at any special meeting called for that purpose, the Class A Preferred Stock may be redeemed in whole or in part at any time at One Hundred Five ($105.00) Dollars for each share redeemed, plus the amount, if any, by which the Six ($6.00) Dollars upon each share from the date after which dividends thereon became cumulative to the date of redemption exceeds the dividends actually paid thereon or declared and set apart for payment thereon from such date to the date of redemption. If, pursuant to the said action of the board of directors, less than all of the shares of the Class A Preferred Stock are to be redeemed, the shares to be redeemed shall be selected in such manner as the board of directors shall determine. The board of directors, by the vote or consent of a majority of all the members thereof, shall have the power to select for redemption any particular share or shares of the Class A Preferred Stock to be redeemed, designating the share or shares of said class or classes so selected by the number or numbers appearing on the then outstanding certificate or certificates representing the share or shares so selected. Notice of the intention of the corporation to redeem the shares of the Class A Preferred Stock or any thereof shall be mailed thirty days before the date of redemption to each holder of record of the shares to be redeemed at his last known post office address as shown by the records of the corporation. At any time after such notice has been mailed as aforesaid, the corporation may deposit the aggregate redemption price (or the portion thereof not already paid in the redemption of shares to be so redeemed) with any bank or trust company in the City of Atlanta, a member of the Clearing House of the City of Atlanta, or with any bank or trust company in the City of New York, a member of the Clearing House of the City of New York, named in such notice, payable in the amounts aforesaid to the respective orders of the record holders of the shares so to be redeemed on endorsement, if required, and surrender of their certificates, and thereupon said holders shall cease to be stockholders with respect to said shares, and from and after the making of such deposit said holders shall have no interest in or claim against the corporation or its successor with respect to said shares, but shall be entitled only to receive said moneys from the said bank or trust company without interest.
                 (e) The corporation from time to time may re-issue any Class A Preferred Stock redeemed by it and re-sell any of the stock so redeemed, purchased or otherwise acquired by it at such price as may be fixed by its board of directors.
                 (f) No holder of any Class A Preferred Stock of the corporation shall be entitled as of right to purchase or subscribe for any part of any stock of the corporation authorized or to be authorized by its charter or any additional stock of any class to be issued by reason of any increase or change of the authorized capital stock of the corporation or of any securities which may be issued by the corporation convertible into stock of the corporation, but any stock authorized by its charter or any such additional authorized issue of stock or of securities convertible into stock may be issued and disposed of by the board of directors to such persons, firms, corporations or associations for such considerations and upon such terms and in such manner as the board of directors may in their discretion determine, without offering any thereof, on the same terms or any terms to the holders of Class A Preferred Stock.
                 (g) The consolidation, merger or amalgamation of the corporation with or into any other corporation or corporations shall not be deemed a distribution of assets of the corporation within the meaning of any provision of its charter or of its certificate of stock.
                 (h) Upon the vote of a majority of all the directors of the corporation and of the holders of the majority of the total number of shares of the stock of this company then outstanding and entitled to vote (or if the vote of a larger number of different proportion of shares is then required by the laws of the State of Georgia, notwithstanding the above agreement of the stockholders of the corporation to the contrary, then upon the vote of the larger number or different proportion of shares so required) the corporation may from time to time create or authorize one or more other classes of stock, with such preferences, designations, rights, privileges, powers, restrictions, limitations and qualifications as may be determined by said vote, which may be the same or different from the preferences, designations, rights, privileges, powers, restrictions, limitations and qualifications of the classes of stock of the corporation then authorized and/or the corporation may increase the number of shares of one or more of the classes of stock then authorized; provided, however, that no new class of stock shall hereafter be created which is entitled to dividends or shares in distribution of all assets in priority to the Class A Preferred Stock unless the stockholders voting for the creation of such new class of stock shall include the holders of record of not less than two-thirds of the number of shares of the Class A Preferred Stock voted at the meeting of stockholders at which the creation of such new class of stock is considered, or unless the holders of record of not less than two-thirds of the number of shares of the Class A Preferred Stock then outstanding shall consent thereto in writing, or which is entitled to dividends or shares in distribution of all assets in equality with Class A Preferred Stock except on the conditions hereinafter stated.
                 (i) Whenever the net earnings of the corporation, in excess of fixed charges and operating expenses (including therein taxes, interest, rentals, insurance and current repairs and maintenance,but no including charges for renewals and replacements or of improvements not usually chargeable to operating expenses) for twelve consecutive calendar months within the immediately preceding fifteen calendar months shall be in the aggregate not less than three times the amount payable as dividends for one year upon all of the shares of the Class A Preferred Stock then outstanding, shares of Class A Preferred Stock, in addition to those then outstanding, may be issued and sold or otherwise used for the corporate purposes of the corporation; provided, however, that shares of Class A Preferred Stock then outstanding when added to the additional shares of stock issued shall not exceed such a number as will make the aforementioned net earnings for the said twelve months period less than three times the amount necessary to pay dividends upon the Class A Preferred Stock then outstanding plus those to be issued, at the rates herein specified therefor.
                 (j) The corporation may issue and sell any of its shares of stock without nominal or par value when authorized by its charter or by subsequent increase of capital stock or by amendments to its charter for such consideration as, in the judgment of the board of directors, may be the fair value of such shares, and authority of the board of directors to fix such consideration is hereby granted by the stockholders. Shares of stock without nominal or par value issued for such consideration so fixed shall be fully paid and not liable to any further call or assessment thereon nor shall the subscriber or holder be liable to any further payment.
                 (k) The holders of the Class A Preferred Stock shall have no right to vote at any meeting of stockholders of the corporation except in such instances as the voting of such stock shall be required by the laws of the State of Georgia, and except that in case of default in the payment of dividends to the extent of Six ($6.00) Dollars existing at any one time on any share of said Class A Preferred Stock, the holders of such stock voting together as a class shall be entitled to elect a majority of the board of directors of the corporation, which right shall continue until all dividend defaults are remedied by payment thereof or by tender of payment by or on behalf of the corporation, and when such defaults are remedied shall cease until such defaults shall again occur, in which election each share of such stock shall be entitled to one vote. The term of office of all persons who may be directors of the corporation at the date when the right to elect a majority of the directors shall accrue to the holders of Class A Preferred Stock, as herein provided, shall terminate upon the election of their successors at a meeting of the stockholders. Such meeting shall be held at any time after the accrual of such voting power upon notice similar to that provided in the by-laws for an annual meeting, and at the request in writing of the holders of not less than ten percent of the number of shares of the then outstanding Class A Preferred Stock addressed to the Secretary of the corporation at its principal business address. Upon the termination of such voting power of the holders of Class A Preferred Stock to elect a majority of the directors of the corporation, the terms of office of the directors of the corporation so elected by the holders of Class A

Preferred Stock shall terminate upon the election of their successors at a meeting of the stockholders of the corporation then entitled to vote. Such meeting shall be held at any time after the termination of such right of the holders of Class A Preferred Stock to elect a majority of the directors upon notice similar to that provided in the by-laws for an annual meeting, and at the request in writing of the holders of not less than ten percent of the number of shares of the then outstanding stock entitled to vote at such election, addressed to the Secretary of the corporation at its principal business office.

                                      III.

         Except as otherwise provided in these Amended and Restated Articles of Incorporation or pursuant to the terms of any authorized series of Preferred Stock or by action of the Board of Directors pursuant to the Georgia Business Corporation Code, the vote required for shareholder action on all matters shall be the minimum vote required by the Georgia Business Corporation Code.

                                      IV.

         (a) The business and affairs of the Corporation shall be managed by, or under the direction of, a Board of Directors comprised as follows:

                 1. The number of Directors shall be not less than nine, nor more than 20 shareholders, and shall be fixed within such range by the Board of Directors.

                 2. The Directors shall be divided into three classes, designated as Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At each Annual Meeting of Shareholders, successors to the class of directors whose term expires at that Annual Meeting of Shareholders shall be elected for a three-year term. If the number of directors has changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to the Board of Directors to fill a vacancy resulting from an increase in such a class shall hold office for a term that shall coincide with the remaining term of that Class, unless otherwise required by law, but in no case shall a decrease in the number of directors for a class shorten the term of an incumbent director. A director shall hold office until the Annual Meeting of Shareholders for the year in which such director's term expires and until his or her successor shall be elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

                 3. Any vacancy on the Board of Directors that results from an increase in the number of directors or from prior death, resignation, retirement, disqualification or removal from office of a director shall be filled by a majority of the Board of Directors then in office, though less than a quorum, or by the sole remaining director. Any director elected to fill a vacancy resulting from prior death, resignation, retirement, disqualification or removal from office of a director, shall have the same remaining term as that of his or her predecessor.


         (b) Except as may be prohibited by law or by these Amended and Restated Articles of Incorporation, the Board of Directors shall have the right to make, alter, amend, change, add to, or repeal the By-laws of the Corporation, and have the right (which, to the extent exercised, shall be exclusive) to establish the rights, powers, duties, rules and procedures that from time to time shall govern the Board of Directors, each of its members, including without limitation, the vote required for any action by the Board of Directors, and that from time to time shall affect the directors' powers to manage the business and affairs of the Corporation. No By-law shall be adopted by shareholders that shall impair or impede the implementation of the foregoing.

         (c) Notwithstanding any other provisions of these Amended and Restated Articles of Incorporation or the By-laws of the Corporation (and notwithstanding the fact that a lesser percentage for separate class vote for certain actions may be permitted by law, by these

Amended and Restated Articles of Incorporation or by the By-laws of the Corporation), the affirmative vote of the holders of not less than two-thirds (2/3) of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock, voting together as a single class, shall be required to make, alter, amend, change, add to or repeal any provision of these Amended and Restated Articles of Incorporation or the By-laws of the Corporation inconsistent with this Article IV; provided, however, that this Article IV(c) shall not apply to, and such two-thirds (2/3) vote shall not be required to alter, amend, change, add to or repeal any provisions of the By-laws relating to this Article IV, or this Article IV of these Amended and Restated Articles of Incorporation, recommended by not less than two-thirds (2/3) of the members of the Board of Directors.

         (d) The invalidity or unenforceability of this Article IV, or any portion hereof, or of any action taken pursuant to this Article IV shall not affect the validity or enforceability of any other provision of these Amended and Restated Articles of Incorporation, any action taken pursuant to such other provision, or any action taken pursuant to this Article IV.

                                       V.

         No director shall have any personal liability to the Corporation or to its shareholders for monetary damages for breach of duty of care or other duty as a director, by reason of any act or omission occurring subsequent to the date when this provision becomes effective, except that this provision shall not eliminate or limit the liability of a director for:

                 (a) Any appropriation of any business opportunity of the Corporation in violation of the director's duties;

                 (b) Acts or omissions which involve intentional misconduct or a knowing violation of law;

                 (c) Liabilities of a director imposed by Section 14-2-832 of the Georgia Business Corporation Code; or

                 (d) Any transaction from which the director derived an improper personal benefit.

                                      VI.

         The Corporation shall indemnify its officers and directors to the fullest extent permitted under the Georgia Business Corporation Code. Such indemnification shall not be deemed exclusive of any additional indemnification that the Board of Directors may deem advisable or of any rights to which those indemnified may otherwise be entitled. The Board of Directors of the Corporation may determine from time to time whether and to what extent to maintain insurance providing indemnification for officers and directors and such insurance need not be limited to the Corporation's power of indemnification under the Georgia Business Corporation Code.

         IN WITNESS WHEREOF, EQUIFAX INC. has caused these Amended and Restated Articles of Incorporation to be executed by its duly authorized officer on the ____ day of ____________, 1996.


                                        EQUIFAX INC.



                                        By:_____________________________________
                                        Name:
                                        Title:

                                                                       EXHIBIT C

PROXY                             EQUIFAX INC.

The undersigned hereby appoints C. B. Rogers, Jr.; D. W. McGlaughlin; John L. Clendenin; and D. Raymond Riddle and each of them with power of substitution in each, proxies to appear and vote all common stock of the undersigned in Equifax Inc. at the Annual Meeting of the Shareholders to be held May 1, 1996, and at all adjournments thereof, for the following purposes:

(1)ELECTION OF DIRECTORS                 []  FOR all nominees             []  WITHHOLD AUTHORITY
                                             listed below (except             to vote for all
                                             as marked to the                 nominees listed
                                             contrary below)                  below

Thomas F. Chapman; Robert P. Forrestal; Tinsley H. Irvin; D. Raymond Riddle; Betty L. Siegel, Ph.D.; and Derek V. Smith

(Instruction: To withhold authority to vote for any individual nominee(s), write the name(s) of such nominee(s)
immediately below.)

________________           _______________            ________________            _________________           _______________

(2)  PROPOSAL TO APPROVE THE AMENDED EQUIFAX INC. 1988 PERFORMANCE SHARE PLAN FOR OFFICERS

     []  FOR                             []  AGAINST                      []  ABSTAIN

(3)  PROPOSAL TO AMEND AND RESTATE THE ARTICLES OF INCORPORATION TO INCREASE THE AMOUNT OF AUTHORIZED COMMON STOCK

     []  FOR                             []  AGAINST                      []  ABSTAIN

(4)  PROPOSAL TO AMEND AND RESTATE THE ARTICLES OF INCORPORATION TO AUTHORIZE "BLANK CHECK" PREFERRED STOCK

     []  FOR                             []  AGAINST                      []  ABSTAIN

(5)  PROPOSAL TO AMEND AND RESTATE THE ARTICLES OF INCORPORATION TO ADOPT THE MINIMUM SHAREHOLDER VOTE
     REQUIRED UNDER CURRENT STATE OF GEORGIA LAW

     []  FOR                             []  AGAINST                      []  ABSTAIN

(6)  PROPOSAL TO AMEND AND RESTATE THE ARTICLES OF INCORPORATION TO MODERNIZE AND CONFORM TO CURRENT STATE OF GEORGIA LAW

     []  FOR                             []  AGAINST                      []  ABSTAIN

(7)  PROPOSAL TO APPOINT ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY FOR THE YEAR 1996.

     []  FOR                             []  AGAINST                      []  ABSTAIN

(8)  In their discretion, upon such other matters in connection with the foregoing or otherwise as may properly come before the meeting, or any adjournment thereof; all as set forth in the Notice of the Annual Meeting and Proxy
     Statement, as dated, receipt of which is hereby acknowledged.

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE ABOVE MATTERS.

               CONTINUED ON REVERSE - PLEASE COMPLETE OTHER SIDE

(Continued from other side)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
IMPORTANT: Please date this proxy and sign exactly as your name or names appear hereon.
If stock is held jointly, signature should include both names. Executors, administrators, trustees, guardians and others signing in a representative capacity, please give your full title(s).




                                              ---------------------------------

                                              ---------------------------------
                                              (SIGNATURE OF SHAREHOLDER)

                                              Dated-----------------------, 1996



       IMPORTANT: PLEASE SIGN PROXY EXACTLY AS YOUR NAME OR NAMES APPEAR HEREON.